REDWOOD TRUST

The Redwood Review

1st Quarter 2007

 CONTENTS

INTRODUCTION		2

SHAREHOLDER LETTER		3

REDWOOD BUSINESS AND STRATEGY		7

FINANCIAL MODULES

►	Financial	14

►	Residential	28

►	Commercial	49

►	CDO	57

►	Capital	61

►	Debt	63

►	ABS Issued	65

APPENDIX

►	Glossary	72

►	Financial Tables	78

 INTRODUCTION

The Redwood Review

We file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission. Those filings and our earnings press releases provide information about our financial results from the perspective of Generally Accepted Accounting Principles (GAAP). These documents are available on our website, www.redwoodtrust.com. We urge you to study them, as there is much to learn about Redwood Trust there.

In the Redwood Review, you have the opportunity to learn more about Redwood Trust through a discussion of GAAP results and also a discussion of core earnings, tax results, and other non-GAAP measures. You will first find a letter to our shareholders, and then a strategy section on Redwood Trust that highlights the key aspects of our business. Following that is a review of various financial indicators for our business, each of the asset classes and types of liabilities that are included in our GAAP balance sheets, a glossary explaining some of the specialized terms we use, and then tables that provide supplementary financial data.

We hope that the Redwood Review provides some insight and serves as a useful tool for better understanding your investment in Redwood Trust.

We expect that the form and content of the Redwood Review will evolve over time. We welcome your input during this process.

CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “anticipated,” “estimated,” “should,” “expect,” “believe,” ”intend,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our 2006 Annual Report on Form 10-K under Item 1A “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. Important factors that may impact our actual results include changes in interest rates and market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned in, discussed in, or incorporated by reference into this Review might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 SHAREHOLDER LETTER

1st Quarter 2007

Dear Fellow Shareholders:

We believe real estate to be a cyclical business. We have been warning about and expecting a correction in residential real estate, and now, the recessionary part of the cycle is here. We expect it to go on for a while, without a quick recovery. We have been preparing for this downturn for almost two years, and as a result, we believe we are in good shape to profit from these cyclical developments.

If growing this company were like flying a plane, we might describe the situation this way: we have for some time been flying into a headwind that has been slowing us down. The weather is now changing, and we are experiencing some turbulence. On the other side of this turbulent short-term weather pattern, however, we foresee smooth flying, and we may benefit from a tailwind to help our progress.

The headwind was a deterioration of residential real estate underwriting standards that reduced overall asset quality, combined with an increase in global liquidity that led to an investment environment where it was difficult to get paid to take risk.

The current turbulent situation in residential real estate has resulted in reduced prices for residential real estate assets. While we've had to take mark-to-market charges on some of our assets and reduced our GAAP earnings and reported book value, the turbulence has had little effect on our core earnings, cash flows, or net interest income. Over the next year or two, the realization of actual credit losses, and the resulting effects on markets and liquidity, may create additional challenges.

After this turbulent period, we expect underwriting standards and asset quality to be substantially improved. With a new respect for risk among market participants, we expect asset pricing to be more favorable. This is the tailwind that should create new opportunities, helping us to further expand and develop our U.S. residential real estate business and grow our company.

Results for the current quarter were not bad, although the headline GAAP earnings number of $0.66 per share was lower than expected, as a result of asset mark-to-market charges of $10 million as well as increased operating expenses of $5 million. The mark-to-market charges reflect the overall market decline in prices during the quarter for real estate securities. The increase in operating expenses included $2 million in severance charges, and $3 million in personnel and systems costs associated with the diversification and growth of our business.

At $1.08 per share, core income, which excludes mark-to-market charges and some extraordinary severance costs, was in line with the previous eight quarters. Taxable income, at $1.48 per share, remained strong.

Net interest income of $47 million was $2 million more than net interest income in the first quarter of 2006 and exceeded most other recent quarters. Adjusted ROE based on our GAAP results was 8%. On a core basis (core earnings divided by core equity), ROE was 13%. During the quarter, we also declared an increase in our quarterly dividend to $0.75 per share.

 SHAREHOLDER LETTER

1st Quarter 2007

Accounting standards are moving in the direction of increased use of mark-to-market accounting. As we have mentioned in the past, on balance we think this is a good thing. It does require investors to sort out how they want to think about the mark-to-market adjustments that will increasingly create substantial volatility in headline GAAP results and book value.

In general, we believe that analysis of market value changes can provide some valuable insights. It is important to remember, however, that market value changes for our existing assets may have very little impact on the real economics of our business. By contrast, changes in cash flow are of vital importance to our business. Therefore, if market values go up or down but actual credit losses don’t change, not much has really happened, in our view.

We believe the current state of affairs with respect to mark-to-market accounting is unsatisfactory. None of our liabilities are marked-to-market. Only some of our assets and derivatives are marked-to-market. Some of these marks go though the income statement, others through the balance sheet. In many cases, an asset and a derivative are marked-to-market whereas the paired liability is not. For instance, this quarter our assets declined in value while our liabilities increased in value, but we were only allowed to write down the assets. Some new accounting standards are coming in 2008 that will improve the situation, however, the volatility of GAAP earnings will continue to increase.

For us, there is one very real economic effect related to changes in asset prices, and it is a good thing. When asset prices go down, as they have recently, we can buy new assets more cheaply. Although we remain cautious, we are finding some occasional extraordinary investment opportunities in this difficult environment of falling prices. On average, however, we expect we will benefit far more from slightly better pricing and much better asset quality in our ongoing core business than we will from buying distressed assets at cents on the dollar.

Last quarter, we gave you some insight into our asset acquisition plans, and we wanted to provide you with an update. We ended the quarter with $114 million excess capital. Our plans for raising additional capital this year are uncertain and will largely depend on the level of our investment opportunities. In the near-term, we expect to continue to raise equity capital through our direct stock purchase plan (or, potentially through an equity offering) and we may issue additional trust preferred securities, junior subordinated notes, or other long-term debt. We previously stated that we expected to deploy between $200 million and $400 million of net new capital to acquire permanent assets during 2007. Given the turbulence in the market, it is even harder now than it was earlier in the year to predict how much we will buy. Given our current acquisition plans, it is possible that we will wind up the year on the low end of that range.

We are happy to report that so far our actual credit results remain excellent. Nearly all of the serious credit problems in the market to-date have been in the subprime sector, where Redwood has minimal exposure. To reiterate Redwood’s long-term strategy, the vast majority of our residential assets are backed by loans made to higher-quality prime and alt-a borrowers. Actual principal value credit losses in the $237 billion loans underlying the residential credit-enhancement securities (CES) we own were $4 million for the quarter, which is far lower than our forecast and below the level of reserves we have set aside to deal with anticipated losses. As the recessionary cycle plays itself out, we anticipate an increase in real credit losses, but so far, that is still somewhat over the horizon. Prepayments have continued to perform as expected, or better, as well.

 SHAREHOLDER LETTER

1st Quarter 2007
At the beginning of the second quarter, the turbulence in the residential mortgage markets spread to the CDO market. Many CDOs completed beginning in 2006 and those marketed in the first quarter of 2007 had a high concentration of securities backed by BBB and BBB- rated subprime securities from the 2006 vintage. The volume of CDO activity has now slowed and CDO debt spreads, especially for securities rated below AAA, have widened significantly.

Consequently, the level of our CDO activity in the second half of the year will largely depend on market conditions and debt spreads. Although we believe the likelihood is low, there may be a period of time where the CDO market temporarily shuts down as a financing option or debt spreads make financing through a CDO structure unattractive. If the CDO market becomes unavailable or unattractive, we will look to other sources of financing, such as Redwood debt, to fund acquisitions of investment-grade securities, or else we may slow our pace of acquisitions.

In April, we priced on a profitable basis a $500 million Acacia CDO backed by investment-grade option ARM residential securities. The transaction is scheduled to close in May. We have an additional $500 million Acacia CDO planned for the second quarter. We believe we will complete this transaction profitably, although it is possible that the transaction could be delayed or even cancelled due to unfavorable market conditions.

We believe that over the long term, our CDO business will likely benefit from recent market developments. We believe that our successful track record as a CDO manager and our willingness to invest in the equity of our CDO transactions will give us a competitive advantage. Additionally, we believe that lenders will change the terms of the non-recourse warehouse facilities used during the two-to-six month ramp-up phase of a CDO issuance, requiring issuers such as Redwood to assume more risk during the aggregation period. Consequently, the competitive advantage will go to CDO managers, like Redwood, with strong balance sheets and the hedging expertise necessary to bear this risk. Over the long term, we believe the likely result will be decreased competition and increased margins in our CDO business.

Commercial real estate in the U.S. is healthy, as is our commercial business. In a manner similar to residential real estate, however, both underwriting standards and respect for risk have been deteriorating in recent years. We thought that the downturn in residential, when it hit, might slow or halt aggressiveness in the financing markets for commercial real estate. At least in some respects, this seems to be happening. For instance, the rating agencies are increasing capital requirements for commercial securitizations, spreads have widened, and some B-piece buyers have been unwilling to meet their purchase commitments. We believe these are good signs for our commercial business for the future. In the meantime, we are moving ahead slowly and cautiously.

 SHAREHOLDER LETTER

1st Quarter 2007

In summary, we continue to feel positive about our prospects for 2007 and beyond. We structured Redwood Trust to serve as an attractive long-term generator of earnings and dividends under a variety of market conditions, and we feel that both the company and our strategy are holding up well given the volatility in the marketplace. While our actual investment decisions will depend largely on market conditions and opportunities, we have no plans to change our approach to acquiring high quality real estate assets and creating high quality securitization products.

We thank you for your continued support of Redwood Trust, especially in these uncertain times. We are working hard everyday to continue to earn your trust, and we look forward to reporting to you on our progress in future editions of the Redwood Review.

Yours truly,

George E. Bull, III	Douglas B. Hansen
Chairman and CEO	President

 ABOUT REDWOOD TRUST

Redwood Business and Strategy
This section of the Review is a broad introduction to Redwood Trust and provides a long-term overview of Redwood’s business and strategy. We review and edit it every quarter and as a result, the content may change over time as the company and market conditions evolve. We recommend that you review it periodically.

1. Redwood Trust is a financial institution with competitive advantages in the business of investing in real estate loans and securities.

Since Redwood was founded in 1994, our goal has been to create a company that is more efficient than banks, thrifts, insurance companies, and other financial institutions at investing in, financing, and managing residential and commercial real estate loans and securities.

Like many financial institutions, our primary source of income is net interest income, which equals the interest income we earn from our investments in loans and securities less the interest expenses we incur from our borrowed funds and other liabilities.

Most financial institutions fund their asset investments with borrowed money sourced by taking bank deposits, writing insurance policies, or issuing corporate debt. By contrast, securitization is the primary source of funding for our investments.

We also borrow money on a collateralized and uncollateralized basis, typically at very competitive rates. We do not, however, take deposits or raise money in any other way that would subject us to consumer lending or banking regulations. Since we are not regulated as a financial institution and do not deal directly with consumers, our operating costs are far lower than other financial institutions, and we have far greater freedom to use securitization as a source of funding.

In a securitization, we sell our assets to an independent securitization entity that creates securities backed by those assets (asset-backed securities, or ABS) and sells these newly created securities to both domestic and international investors. Most of the securities created and sold earn the highest credit rating of AAA, so the interest expense paid out is relatively low. We typically generate a profit from these securitization entities, consisting of the yield on the securitized assets less the interest expense payments made to the holders of the ABS securities sold.

Advances in securitization technology have enabled securitization to become increasingly competitive as a funding source relative to corporate debt, deposits, insurance contracts, and other borrowings. The cost of funds for ABS issued continues to improve relative to the cost of other borrowings. More importantly, the range of assets that can be efficiently securitized continues to broaden and the capital efficiency of securitization as a source of funding continues to improve.

As global capital markets continue to develop and evolve, we expect securitization to become an even more efficient source of funding. There are trillions of dollars of real estate loans and securities in the U.S. and the world, and the amount outstanding has been and is expected to continue to grow every year. We believe many of these assets would be better funded through securitization than by other means. Since we are highly efficient at using securitization as a source of funding, we believe we will continue to grow and diversify our business over time.

Our tax structure gives us an additional competitive advantage that cannot be easily replicated by most other financial institutions. We have structured our company for tax purposes as a real estate investment trust (REIT) because our primary business is investing in real estate assets. As a REIT, we are required to distribute the bulk of our profits as dividends. By doing so, we avoid paying corporate taxes on most of the income we generate. This lowers our costs, as taxes are one of the largest costs of doing business for most financial institutions.

 ABOUT REDWOOD TRUST

Redwood Business and Strategy

2. In terms of capital employed, our largest area of investment is real estate credit-enhancement securities.

Typically, 1% to 15% of the principal value of the securities created in a securitization of real estate assets are credit-enhancement securities (CES). These securities bear most of the credit risk with respect to the underlying assets that were securitized. If the underlying loans or securities suffer a loss of principal due to default, that loss is passed on by reducing the principal value of the CES. As a result of the high level of assumed credit risks, CES carry credit ratings that are below investment-grade. Because the CES absorb most or all of the credit risk that would normally be expected to occur, they reduce the credit risk of the more senior securities, allowing them to earn investment-grade ratings and to be sold at higher prices.

We are a leading investor in CES issued from securitizations of prime-quality residential real estate loans and we are an increasingly important investor in CES issued from securitizations of commercial real estate loans made on income-producing properties. In the last year, we have also made small investments in CES issued from securitizations of alt-a and subprime quality residential loans (some of these assets are also referred to as residuals and are listed on our balance sheet under ‘other real estate investments’). In total, at March 31, 2007, we owned residential, commercial, and CDO CES and similar other real estate investments with a principal value of $2 billion and a market value of $1 billion. Many of these securities are deep discount securities where our cost is far less than the principal value. Since we receive interest payments based on the principal value of a CES security, our interest income cash flow returns are strong. In addition, if credit losses are low, we will receive principal payments in excess of our cost basis, thus generating additional investment returns. Conversely, larger than expected credit losses could rapidly reduce the principal value of our CES, causing our investment returns from CES to suffer.

At March 31, 2007, our CES were first in line to absorb credit losses from the $294 billion of real estate loans and securities that underlie the securitizations from which our CES investments were issued. However, our potential credit losses are limited to the capital we have invested in CES.

With respect to these CES investments, we have a high degree of structural leverage since the principal value of our CES equals only a small percentage of the underlying asset pools. We do not, however, use a high degree of financial leverage with respect to our CES assets. We use capital rather than debt to finance most of our investments in the more junior subordinated CES (the first-loss and second-loss securities, or equivalent) and we use capital plus a modest amount of securitization financing through our Acacia CDO issuance program to finance the more senior CES that are closer to investment-grade quality.

Recently we have been acquiring more investment-grade securities than CES. We are highly focused on finding good opportunities to acquire residential, commercial, and CDO CES, as well as residuals, but in the current environment, we remain cautious. Later in 2007, and especially in 2008, we believe acquisition opportunities in CES may improve because we expect residential and commercial underwriting quality to improve.

 ABOUT REDWOOD TRUST

Redwood Business and Strategy

3. We are increasing our investment in investment-grade rated real estate securities.

We are increasing our investments in residential and commercial real estate investment-grade securities (IGS) rated AAA, AA, A, and BBB for three reasons. First, advances in securitization technology (such as CDOs) allow us to re-securitize portfolios of certain types of residential and commercial investment-grade securities and earn attractive returns on invested capital, as well as asset management fees. Secondly, in an environment of flat or falling housing prices and increased residential loan delinquencies and credit losses, we have for some time been tilting our investment focus towards assets that are credit-enhanced by others (investment-grade securities) rather than towards assets that cause us to carry concentrated credit risk (credit-enhancement securities). Finally, we are increasing our investment in AAA- and AA-rated residential real estate securities funded with short-term Redwood debt. We pursued this investment strategy on a large scale from 1994 to 2000, after which we focused our investment strategy almost exclusively on assets with highly concentrated credit risks such as CES. Debt-funding AAA and AA real estate securities can be a good investment strategy in most economic environments. In addition, it fits our current balance sheet needs well, as we believe it will help us increase our capital utilization rate in a flexible manner and also will offset some of the risks we have in our balance sheet. Currently, our balance sheet is set up to benefit somewhat more from rising short-term interest rates and faster prepayment speeds, whereas debt-funded AAA and AA asset strategies typically benefit from falling short-term interest rates and slower prepayment speeds.

4. We are increasing our investment in residential real estate loans.

We have been increasing our acquisitions of high-quality residential loans, and we are using both securitization proceeds and Redwood debt to fund these assets. Our residential loan portfolio declined in size over the last few years as we purchased fewer loans and the adjustable-rate residential loans in our portfolio prepaid at rapid rates. Because we have been increasing our loan purchases and our loan prepayment rate has slowed, we expect our loan portfolio size to start to stabilize. We are buying hybrid loans (fixed rate for 3-10 years, converting to adjustable rate thereafter) as well as adjustable-rate loans. Our interest in acquiring loans has increased because we have greater control over the underwriting quality of acquired loans than we do with respect to the loans underlying the residential CES we acquire. Quality control has become more important as residential underwriting standards have deteriorated. In addition, we are buying more loans because we want to hold a portion of our loan portfolio in whole loan form (unsecuritized) and use Redwood debt (including collateralized commercial paper) to fund the whole loans. Compared to the alternative of using securitization proceeds to fund these loans, using debt funding increases our flexibility in utilizing more of our capital. Debt-funding loans requires a much larger capital commitment (8% of loan value versus 3%), and it generates a somewhat lower expected return on that capital than would a securitization. This is a flexible capital commitment, however, as we can easily recycle the capital utilized in this debt-funded strategy into other investments by either securitizing or selling the loans. Employing capital in this manner is useful at a time when we want to build our capital base to take advantage of future growth opportunities but we also want to improve profits by increasing our capital utilization rate, which has been lower than optimal in the last few years as we cut back our acquisition of CES.

 ABOUT REDWOOD TRUST

Redwood Business and Strategy

We are replacing some of our existing securitization funding with debt funding. In 2007 and 2008, we will exercise our rights to call many of our older “Sequoia” securitizations of residential loans. The terms of these securitizations generally allow us to call the deals when the current loan balance of the underlying loan pool pays down to 10% or 20% of its original balance. When calling a securitization, we pay off all the security holders at 100% of principal value and repurchase the underlying loans. We typically call our securitizations when we have the right to do so because the capital structure of a securitization becomes less efficient when the remaining balance of loans is small. It is better to call the deal so we can refinance the underlying loans more efficiently. We are financing a portion of the loans we acquire from called deals with Redwood debt and holding them as an ongoing investment. The remainder we either re-securitize or sell.

5. We buy most of our assets rather than originate them.

Our primary strategy for sourcing assets is to acquire closed loans and securities directly from other financial institutions or from the capital markets. We do not originate or service loans. Others create most of the real estate securities we invest in, some are created by us, but in both cases, others have originated the underlying loans. This role allows us to have an independent point of view on asset quality and attractiveness, as well as the flexibility to change investment strategies as markets evolve. In our experience over the years, many financial institutions that have origination operations have produced sub-optimal asset investment results. We believe this is because, in some cases, there may have been incentives to retain loans that might not be the best investment (in terms of price and/or quality) in order to maintain or boost origination volumes and fees. In addition, origination (especially residential loan origination) is a business that is highly cyclical, operations intensive, and increasingly fraught with lender liability. Residential origination is becoming concentrated in the hands of a few large companies that have either banking or brokerage operations as well. Rather than competing with these companies, we develop close relationships with them and help them build their businesses. They need companies like Redwood to buy their loans and credit-enhance their securitizations.

We previously built a successful commercial real estate loan origination operation at Redwood, and we may do so again in the future now that CDO securitization technology has improved the efficiency and ease of securitizing commercial real estate loans. We may also build a commercial real estate loan special servicing operation. However, we expect to continue to source most of our residential and commercial assets through acquisition rather than origination.

6. Competition for assets is strong, but we believe our operating efficiencies will allow us to remain competitive.

Our competitors are banks, thrifts, insurance companies, Fannie Mae, Freddie Mac, Wall Street brokerage firms, hedge funds, private equity firms, specialty finance companies, mortgage REITs, mortgage insurance companies, CDO securitization managers, asset management companies, foreign investors, and other financial institutions.

 ABOUT REDWOOD TRUST

Redwood Business and Strategy

Our corporate structure and competitive strengths differ from most other financial institutions. With our differentiated capabilities, we interact not only as competitors, but also as customers and suppliers, with most of the institutions active in the vast and interconnected real estate capital markets.

We commenced operations in 1994, a period of turmoil in financial markets. This turmoil allowed us to acquire assets that produced very high returns in subsequent years. The level of competition increased dramatically through the end of 1997, at which time we generally sold assets as the prospective risk/reward relationships for assets did not seem that attractive. There were several financial dislocations in 1998, including a prepayment acceleration crisis and a liquidity crisis. This allowed us to use our excess capital to acquire assets, including our own stock, at attractive prices. The CES we acquired in 1999 - 2002 performed very well, allowing us to report high return on equity results and to pay special dividends of $4.75 and $6.00 per share in 2003 and 2004, as well as $3.00 per share in each of the last two years.

The competitive environment over the last year has been much like 1997 - new entrants and other investors were willing to buy assets at high prices (low yields) despite increased potential risks. We responded to this lower return/higher risk environment by selling CES assets and slowing our acquisitions. We increased our acquisitions of assets (such as investment-grade securities and loans) that carry less concentrated credit risks than CES. We fund most of these assets via securitization, a form of financing that does not expose us to liquidity risks once a securitization is completed. For these assets, high prices were less of a concern because these high prices (and the resulting narrow spreads) were offset by the high prices at which we sell the securities we create using these assets as collateral.

Now the financial markets are experiencing turmoil due to falling housing prices and rising residential loan defaults. In all likelihood, we will incur increased credit losses, but we are also in a position to acquire lower priced assets with higher return potential. We believe competition will remain strong, however, and that any extraordinary asset acquisition opportunities will be short-lived. With our operating efficiencies, funding strategy, corporate structure, permanent capital base, and investment discipline, we believe we are prepared to continue to compete effectively in the highly competitive market that we expect will be the norm going forward.

7. We maintain a strong balance sheet with risks that are largely segregated and limited.

Through our internal risk-adjusted capital policies, we seek to maintain a strong balance sheet with a large capital base, risks that are limited and segregated, and ample liquidity. Our $1.0 billion long-term capital base is primarily common equity but also includes $0.1 billion of unsecured junior subordinated notes (trust-preferred securities) that have a 30-year maturity.

We use capital, not debt, to fund assets such as first-loss credit-enhancement securities and residuals that carry concentrated credit risks. These assets have a high degree of structural credit risk, so we do not feel it would be prudent to employ financial leverage to acquire these assets. Our risk is limited to our investment in these securities. Since we fund these assets with capital rather than debt, high credit losses should not cause liquidity concerns. Similarly, our economic risk is limited and our liquid reserves are secure with respect to securitized assets, since the assets are sold to and the securities are issued by independent securitization entities, whose liabilities are not Redwood’s obligations. Our economic risk is limited to the value of any securities we may acquire as an investment from these entities. Typically, either we fund securities acquired from securitizations we sponsor with capital or we sell these securities to another securitization entity for re-securitization. In either case, the risk is segregated and limited.

 ABOUT REDWOOD TRUST

Redwood Business and Strategy

We also use Redwood debt to fund assets. This funding strategy brings us a number of benefits, including allowing us to employ our excess capital in a flexible manner. It does, however, expose us to potential liquidity risks as well as potential credit risks that are not as limited as with other parts of our balance sheet. Accordingly, we use Redwood debt primarily to fund assets (such as investment-grade rated securities and prime-quality residential whole loans) that do not have concentrated credit risks and that typically can be liquidated quickly. Increasingly, we expect to use extendable collateralized commercial paper as a source of short-term Redwood debt for debt-funded asset strategies. We believe the potential liquidity risks of commercial paper are less than those of our debt facilities in the form of repurchase agreements. Finally, we allocate capital equal to 8% of assets to support our debt-funded asset strategies, an amount that is well in excess of the amount required by our lenders. We believe this gives us a margin for safety should liquidity, market value, or credit concerns arise.

With respect to interest rate and prepayment rate risks, we seek to maintain a balance sheet that is well balanced and that can generate cash flows to fund our regular dividend in a wide variety of scenarios. We believe we have achieved this - the net present value of our projected cash flows does not vary materially with respect to scenarios incorporating changes in interest rates or prepayment rates. Scenarios incorporating different degrees of potential credit losses, however, show a wide variation in the long-term net present value of our cash flows. In the near-term (one to three years), our results may vary as a function of changes in interest rates, prepayments, credit results, mark-to-market asset values, and other factors.

8. Our primary financial goal is to deliver an attractive sum of dividends per share over time.

Our financial goal is to distribute the highest sum of dividends per share over the next few decades as we can. We seek to do that while also remaining within our risk tolerance levels and while increasing the inherent value of the company by building competitive advantages, diversifying risks and opportunities, developing internal capabilities, maintaining our culture, keeping operations highly efficient, and increasing book value per share.

As a REIT, we are required to distribute to our shareholders as dividends at least 90% of our REIT profits as calculated for tax purposes. We distribute our profits as a regular quarterly dividend and also, in some years, in a year-end special dividend. The regular dividend rate for 2006 was $0.70 per share per quarter and the special dividend was $3.00 per share. Total dividends for 2006 were $5.80 per share.

We increased the regular dividend rate to $0.75 per share per quarter for the first quarter of 2007. We set the regular dividend rate at a level we believe is likely to be sustained over the next few years. Whether we pay a special dividend or not in 2007 will depend primarily on how much REIT taxable income we generate during the year. We expect that our total annual dividend payout amounts (regular plus special) will vary from year to year.

 ABOUT REDWOOD TRUST

Redwood Business and Strategy

9. Growth is our mission.

In a manner consistent with our goal of distributing an attractive sum of dividends per share over time, our mission is to grow to become a larger company in terms of capital employed and market capitalization. We are targeting growth by building real estate investment, financing, and management operations with competitive advantages. Over the long term, growth should bring several advantages, including book value accretion and a diversified income stream.

We plan to grow organically as markets grow and as we gain long-term market share, rather than simply growing for growth’s sake or through short-term acquisition of market share, which would be irresponsible and inconsistent with our long-term goal of distributing attractive dividends per share. In addition, we do not expect growth to be linear, because, in cyclical markets, growth is not always the appropriate short-term strategy.

 FINANCIAL REVIEW

GAAP Earnings and Core Earnings
What is this?

GAAP income is income calculated under Generally Accepted Accounting Principles (GAAP) in the United States.

Core earnings is a profitability measure that highlights earnings that are more likely to be ongoing in nature. In calculating core earnings, we start with GAAP earnings and then exclude realized gains and losses on calls and sales, unrealized market value adjustments, and one-time items that are unlikely to be repeated. Table 2 in the Appendix shows a reconciliation of core earnings to GAAP earnings.

Highlights

•
GAAP earnings per share for the first quarter of $0.66 per share were lower than recent quarters primarily due to $10 million negative unrealized mark-to-market valuation adjustments, a $3 million charge against a commercial real estate loan, and $2 million severance costs. Net interest income for the first quarter was strong.

•	For the past year and a half, quarterly core earnings have ranged from $0.97 to $1.20 per share. Our first quarter core earnings of $1.08 per share were near the middle of this range.

Tables & Graphs

 FINANCIAL REVIEW

GAAP Earnings and Core Earnings

 FINANCIAL REVIEW

GAAP Earnings and Core Earnings

Quarterly Update:

➢
Net interest income for the first quarter of 2007 increased by $2 million over the fourth quarter of 2006 and $2 million over the first quarter of 2006. Higher net interest income earnings from our CES and IGS portfolios more than offset a decrease in net interest income from our residential loan portfolio and a $3 million charge related to a commercial real estate loan. The average balance of our residential loan portfolio continued to decline due to high prepayments on adjustable-rate residential loans acquired and securitized under our Sequoia program.

➢
Our residential CES portfolio continues to benefit from strong credit performance and rapid prepayments on those securities backed by ARM loans. The yield for this portfolio was 22% in the first quarter of 2007, 22% in the fourth quarter of 2006, and 20% in the first quarter of 2006.

➢
Operating expenses for the first quarter include $2 million of severance charges. Excluding this item, operating expenses increased by $2 million (or 11%) over the fourth quarter of 2006 as we have increased the number of our employees and increased pay levels at year-end.

➢
The largest factor causing a decline in our GAAP earnings was $10 million of negative unrealized mark-to-market valuation adjustments. These adjustments were $9 million or $0.32 per share higher than the fourth quarter of 2006 and $7 million or $0.26 per share higher than the first quarter of 2006. The decrease in fair value reflects the overall market decline in prices for real estate securities (particularly, securities backed by subprime and alt-a loans) that occurred during the first quarter. Of the $10 million, $9 million related to securities accounted for as trading securities, for which quarterly mark-to-markets are a factor in GAAP net income. We had no securities classified as trading in the first quarter or fourth quarter of 2006.

➢
As we expect to increase the amount of securities we classify as trading for accounting purposes, our quarterly GAAP earnings going forward will become increasingly volatile. Only certain types of market value changes are reported in our net income, so earnings changes will not reflect the net overall market value changes of our assets and liabilities.

 FINANCIAL REVIEW

Taxable Income

What is this?

Total taxable income is our pre-tax income as calculated for tax purposes. Total taxable income differs materially from GAAP earnings. Table 3 in the Appendix reconciles these two profitability measures.

REIT taxable income is the primary determinant of the minimum amount of dividends we must distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, excluding taxable income earned at our non-REIT taxable subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends. A reconciliation of GAAP income to REIT taxable income appears in Table 3 of the Appendix.

Highlights

•	Total taxable income for the first quarter of 2007 was strong at $1.48 per share, an increase from the prior quarter due to reduced tax deductions from stock option exercises.

•	REIT taxable income remained strong at $1.29 per share and continues to exceed our regular quarterly dividend by a comfortable margin.

Tables & Graphs

 FINANCIAL REVIEW

Taxable Income

Quarterly Update:

➢
Total taxable income was $40 million, or $1.48 per share, in the first quarter of 2007. This was an increase from the total taxable income we generated in the prior quarter of $38 million or $1.42 per share. In the prior quarter, we had more tax deductions relating to stock option exercises.

➢
Our REIT taxable income was $1.29 per share in the first quarter of 2007. This was lower than the fourth quarter of 2006 of $1.53 due primarily to the timing of the reallocation of expenses between REIT and taxable subsidiaries. We are working to further develop this process so it does not cause large quarter-to-quarter variations.

➢
Our taxable income continues to be higher than our GAAP income as we are not permitted to establish credit reserves for tax. As a result, we amortize more of our CES discount into income for tax and recognize a higher yield until credit losses occur. The cumulative difference at March 31, 2007 in the discount amortization between tax and GAAP for residential, commercial, and CDO CES was $99 million.

➢
Another reason for the difference between tax and GAAP income is that we do not recognize changes in market values of assets for tax until the asset is sold. Consequently, the negative $10 million of unrealized market valuation adjustments included in our GAAP earnings this quarter were not included in our tax earnings.

 FINANCIAL REVIEW

Taxable Income

➢
Total taxable income and REIT taxable income were reduced by $2.2 million ($0.08 per share) in the first quarter of 2007 as a result of deductions for actual credit losses. The components of the $2.2 million in losses were $1.8 million on residential assets and $0.4 million on commercial assets. These deductions were less than the actual principal losses incurred on the underlying loans of $5.9 million ($4.6 million residential and $1.3 million commercial), as we own most of our credit-sensitive assets at a tax basis that is substantially less than par (principal) value. We currently expect that realized credit losses will increase substantially relative to our recent experience. We believe there is a reasonable chance that cumulative losses could remain less than the assumptions we have used for our pricing, GAAP reserve, and effective yield calculations. All realized credit losses, after adjusting for our tax basis in the assets we own, will reduce our dividend distribution requirements

 FINANCIAL REVIEW

Book Value per Share

What is this?

Book value per share is the amount of equity capital we have per share of common stock outstanding.

GAAP book value is our common equity as calculated for GAAP purposes. It includes mark-to-market valuation adjustments of some of our assets (principally the securities portfolio), but for none of our liabilities.

Core book value is GAAP book value excluding those mark-to-market valuation adjustments reflected on our GAAP balance sheets. Core book value more closely reflects historical amortized costs rather than current market values.

A reconciliation of GAAP book value to core book value appears in Table 7 of the Appendix.

Highlights

•
GAAP book value declined by 9%, or $3.45 per share, during the first quarter from $37.51 per share to $34.06 per share as a result of declining asset values for those particular assets we own that are marked-to-market for balance sheet purposes.

•	Core book value rose by 1% during the first quarter of 2007 from $34.02 per share to $34.29 per share.

•
The disruption in the capital markets also impacted liability spreads. Under GAAP, we are required to carry our real estate securities on our balance sheet at their current market value, but we are not permitted to adjust paired Acacia ABS issued liabilities or other liabilities to market value. We estimate that if we had reported our Acacia ABS issued at fair value, our book value at March 31, 2007 would have been higher than reported by $41 million (or $1.51 per share).

 FINANCIAL REVIEW

Book Value per Share

Charts & Graphs

 FINANCIAL REVIEW

Book Value per Share

Quarterly Update:

➢
The difference between core book value of $34.29 per share and GAAP book value of $34.06 per share at March 31, 2007 was cumulative mark-to-market balance sheet adjustments for GAAP of negative $6 million at quarter-end.

➢
For the $3.6 billion of assets that were marked-to-market for balance sheet purposes at March 31, 2007, market values declined by $93 million in the first quarter of 2007. This represents an average decline in value during the quarter of 2% of principal value.

➢
Market spreads widened in March—the yields the market requires increased, so asset values dropped. For some assets, value declines reflect a decline in economic value due to an increase in credit loss expectations. For other assets (including most of our assets), value declines reflect an increase in potential risks rather than a change in expected cash flows. The table below summarizes the change in unrealized mark-to-market (MTM) adjustments during the first quarter.

➢
On the positive side, our consolidated liabilities increased in value during the quarter, meaning we could buy back the securities we issued at a lower price than their issuance price. The interest expense we are incurring on the securities we issued is less than the interest expense we would have to pay if we had issued these liabilities in the first quarter of 2007.

➢
Relative to the last few years, because asset prices are down, we earn more income on assets we buy today, but we also pay a higher interest expense on the securities we create and issue to finance our acquisitions. Overall, as of this writing, the resulting spread earning potential still appears attractive. The markets are volatile, however, and the cost to finance future asset acquisitions through securitization cannot be known until each transaction is completed. The overall situation is characterized by uncertainty, which, on average, we believe should benefit us relative to our competitors.

➢
Changes in market values for our existing assets and liabilities have had little effect on our operations or actual and expected cash flows. On average, we see the increase in spreads (lower asset prices, more expensive liabilities) as a positive trend. Part of our business is being paid to assume credit risk, and it appears we are likely to be paid more in the future to take this risk than we have been in the recent past.

 FINANCIAL REVIEW

Book Value per Share

➢
At the end of our first quarter of operations in September 1994, GAAP book value was $11.67 per share. Since that time, we have paid $41.18 per share of dividends while also increasing GAAP book value by $22.39 per share.

➢
Book value per share growth generally is not a direct indicator of our market value or an indicator of the returns available to our shareholders. If you had acquired Redwood stock at our initial public offering in August 1995 and had reinvested all dividends back into Redwood stock, your compounded return as a shareholder would have been 21% per year through March 31, 2007. Future results will vary.

 FINANCIAL REVIEW

Return on Equity

What is this?

Return on equity (ROE) is the amount of profit we generate each year per dollar of equity capital.

GAAP ROE is GAAP earnings divided by GAAP equity.

Adjusted ROE is GAAP earnings divided by core equity. Core equity excludes balance sheet mark-to-market adjustments that are not included in earnings.

Core ROE is core earnings divided by core equity.

A reconciliation of GAAP ROE to Adjusted ROE and core ROE, and of GAAP equity to core equity, appears in Table 7 of the Appendix.

Highlights

•	During the first quarter of 2007, our adjusted return on equity dropped to 8% primarily due to the negative impact of unrealized market valuation adjustments on our GAAP earnings.

•	Over the long term, we expect to be able to generate annual adjusted returns on equity between 11% and 18%.

•	Core return on equity (core earnings divided by core equity) was 13% for the quarter.

 FINANCIAL REVIEW

Return on Equity

Charts & Graphs

 FINANCIAL REVIEW

Dividends

What is this?

We have established a regular quarterly dividend rate at a level we believe it is likely to be sustainable for the next few years. Distributions in excess of the regular dividend rate, if any, are typically paid in a fourth quarter special dividend.

Highlights

•	We increased our regular quarterly dividend rate to $0.75 per share in 2007.

Graphs

 FINANCIAL REVIEW

Dividends

Quarterly Update:

➢
Total dividend distributions over the last four quarters were $5.85 per share. Assuming the recent Redwood stock price of $51, the indicated dividend yield would be 11.5% based on the last twelve months of dividends and 5.9% based on the current regular dividend rate of $3.00 per share for 2007.

➢
Based on our estimates of REIT taxable income through the first quarter of 2007, at quarter end, we had $60 million ($2.20 per share) undistributed REIT taxable income that we anticipate distributing in 2007 through our regularly quarterly dividend and a special dividend.

➢
We generally distribute 100% of REIT capital gains income and 90% of REIT ordinary income, retaining 10% of the ordinary REIT income. We generally retain 100% of the after-tax income we generate in taxable subsidiaries.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

What is this?

We invest in securities that are backed by pools of residential real estate loans. These are shown on our balance sheet in real estate securities and in other real estate investments.

Highlights

•
Total residential securities increased by 15% in the first quarter, from $2.4 billion to $2.8 billion, as a result of $609 million acquisitions, $20 million discount amortization, $114 million sales, $4 million calls, $63 million principal pay downs, and $70 million market value declines. Our primary emphasis during the first quarter was acquiring investment-grade rated securities.

•
For the most part, we believe the trend towards lower market values is good for us - it allows us to buy new assets more cheaply while not affecting our business in a material way. We are much more concerned about the cash flows our assets will generate than we are about market value fluctuations.

•
We have had increasing concerns about the credit performance of the loan pools underlying a small number of our residential securities. We have sold most of these securities. In the second quarter through May 4, we sold $6 million residential securities generating a de minimis GAAP loss in the second quarter.

•
We own some assets that would appear to be higher risk assets in the current environment. Using March 31, 2007 values and adjusting for subsequent second quarter sales, we currently own $17 million subprime securities of the 2006 vintage rated BBB- or lower and $78 million alt-a securities of the 2006 vintage rated BB+ or lower. We bought some of these assets at very low prices, some have higher-than-average loan quality for their type, some have very short average lives, and others generate returns driven primarily by prepayment rates rather than credit losses. Most of these remaining higher-risk assets are currently performing better than or equal to our expectations. We expect that cash flow returns from many of these assets will be attractive relative to similar assets of the same vintage and rating. Although certainly not free from risk, for the most part they have the potential to generate reasonable investment returns in a housing environment even more difficult than currently appears to be indicated. The upside potential from some of these assets is quite large if the environment does not worsen. Market values will fluctuate.

•
Our credit reserves for residential securities were $393 million, or $14.48 per share, at March 31, 2007. Reserves associated with prime assets were $264 million; reserves associated with alt-a assets were $129 million; no reserves were associated with our $9 million investment in subprime BB-rated securities.

•
Of the $2.8 billion residential securities we owned at March 31, 2007, $1.8 billion were financed through re-securitization via Acacia CDO transactions and $1.0 billion were financed with Redwood debt and capital.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

•
We plan to continue to acquire new residential securities of all types. Although we expect to incur some credit losses, overall we believe the longer-term outlook for investing in residential securities is increasingly positive. We expect underwriting quality to improve and we expect pricing and spreads between assets and liabilities to become somewhat more attractive than they have been in the recent past.

•
In the short-term, our biggest issue with respect to investing in additional residential IGS securities is that our CDO financing costs are unknown because the CDO issuance market is experiencing substantial disruption. Nevertheless, we priced an option ARM CDO transaction in April at attractive economic levels. We expect to price another CDO transaction in the second quarter; if we can achieve currently indicated CDO pricing levels, this will also be a profitable transaction.

•
We have established and initiated the funding of a wholly-owned qualified REIT subsidiary - Cypress Trust, Inc. - to hold some of our investments in high-quality investment-grade residential securities and high-quality prime residential loans. These assets will be funded initially with debt, although Cypress will likely also utilize securitization as a form of financing in the future. We believe spread lending opportunities with high credit quality securities and loans are becoming increasingly attractive. In order to raise capital to accommodate growth in this low credit risk strategy, we may sell new shares in Cypress at some point. Our asset management subsidiary, Redwood Asset Management, Inc., would manage Cypress as an external REIT.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

Quarterly Update:

a)	Residential Investment-Grade Securities

➢
Our residential IGS portfolio increased by 19% in the first quarter from $1.7 billion to $2.0 billion as a result of acquisitions of $535 million, market value declines of $54 million, sales of $108 million, calls of $2 million, transfers to other portfolios of $14 million, and principal pay downs of $30 million.

➢
The majority of our residential IGS acquisitions for the quarter were designated investments for two upcoming Acacia securitizations. One of these securitizations is predominately focused on option ARMs; the other is our more typical mezzanine CDO with a broader range of underlying mortgage collateral types.

➢	During the first quarter, our residential IGS acquisitions were 25% prime, 63% alt-a, and 12% subprime. By interest rate type, these acquisitions were 60% option ARMs, 20% hybrids, and 20% fixed.

➢
At March 31, 2007, $1.3 billion residential IGS were financed via securitization in our Acacia CDO program and $0.7 billion were financed with Redwood debt and capital. We are holding most of these $0.7 billion of securities in anticipation of selling them to future Acacia securitizations.

➢
At March 31, 2007, the interest rate characteristics of residential IGS were 46% adjustable-rate, 35% hybrid, and 19% fixed rate. We use interest rate agreements to generally match the interest rate characteristics of these assets to their corresponding funding sources.

➢	We have never incurred a principal loss on residential IGS. We do not have credit reserves for these assets.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

Quarterly Update (Continued):

➢
Interest income generated by residential IGS was $29 million for the first quarter. The yield for the first quarter was 6.56%, a decline from 6.77% the previous quarter as we purchased higher-rated securities with lower yields.

➢
Net discount amortization income (which is included in interest income) for the first quarter was $1 million. At quarter-end, our net discount balance for these assets was $20 million, giving us an average amortized balance sheet cost basis for residential IGS of 99.06% of principal value.

➢	We purchased $33 million residential IGS in April at significantly higher expected yields.

➢
In the first quarter, our residential prime IGS portfolio grew by $66 million (or 9%) to $789 million. Our residential alt-a IGS portfolio grew by $311 million (or 68%) to $766 million as we acquired collateral for an option ARM CDO.

➢
Our subprime IGS portfolio declined by $48 million (or 9%) to $471 million as sales exceeded new acquisitions of $66 million. We sold $84 million subprime IGS in the first quarter - $53 million of which was older subprime IGS that we reacquired through the call of Acacia 4. The remaining $31 million were credit risk sales of underperforming 2006 securities; sales of these securities generated a GAAP income statement loss of $1 million in the first quarter.

➢	Additional information on our residential IGS can be found in Tables 9, 10, and 18 of the Appendix.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

Quarterly Update (Continued):

b)	Residential Credit-Enhancement Securities

➢
The total value of our residential CES portfolio increased by 4% from $722 million to $752 million in the first quarter as a result of $74 million acquisitions, $15 million market value declines, $2 million EITF 99-20 impairment write-downs, $5 million sales, $1 million calls, $19 million discount amortization, $5 million transfers out to other portfolios, and $35 million principal pay downs.

➢	The balance of residential loans underlying our residential CES increased by 13% from $210 billion to $237 billion during the first quarter.

➢
During the quarter, the loans underlying our residential CES acquisitions were 45% prime, 49% alt-a, and 6% subprime. By interest rate type, the loans underlying these acquisitions were 58% option ARMs, 33% hybrids, and 9% fixed.

➢
Interest income generated by residential CES was $38 million for the first quarter. The yield for the first quarter was 22%, the same as the previous quarter. Yields for the first quarter were 24% for prime CES, 19% for alt-a CES, and 10% for subprime CES. Interest income was $30 million, $7 million, and $1 million for these sub-portfolios, respectively. CES yields remain high due to fast prepayment speeds and continued good credit performance for underlying loans.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

Quarterly Update (Continued):

➢
Overall, our alt-a and prime CES portfolios are performing well from a credit perspective. Our subprime CES portfolio has limited seasoning; early credit performance results are within our expectations.

➢
Principal value credit losses for loans underlying CES were $3.8 million for the quarter, a decrease from $4.2 million in the previous quarter. As assets season, we expect losses to increase substantially in percentage terms, while perhaps remaining relatively low in absolute numbers. Cumulative losses and the current loss rate remain lower than our original pricing expectations.

➢
For tax purposes, realized credit losses were $1.5 million ($0.06 per share) for residential CES for the first quarter. This deduction is less than the principal value losses incurred on the underlying loans of $3.8 million, as we own most of our credit-sensitive assets at a tax basis that is substantially less than par (principal) value.

➢
Our GAAP credit reserves for residential CES were $393 million ($14.48 per share) at March 31, 2007, an increase of $21 million for the quarter. New acquisitions increased this reserve by $48 million. As a result of the strong credit performance of underlying loans, we transferred $22 million residential CES credit reserves to unamortized discount that will be amortized into income over time. Unamortized discount balances for residential CES were $159 million at quarter-end.

➢	At March 31, 2007, $286 million residential CES were financed with equity and Redwood debt, and $466 million were financed through our Acacia CDO program.

➢
Our total residential prime CES portfolio increased by $16 million (3%) to $571 million during the first quarter. Overall, our prime CES portfolio is performing well from a credit perspective and continues to benefit from fast prepayments.

➢
The balance of seriously delinquent loans underlying prime residential CES increased from $381 million to $485 million during the quarter, an increase from 0.12% to 0.14% of original balances and 0.20% to 0.23% of current balances. These increases remain in line with normal seasoning and remain well below our initial modeling expectations.

➢
Securities backed by option ARM and traditional ARM loans continued to prepay significantly faster than our original expectations at a weighted average CPR of 40%. These securities represent 50% of our prime CES, and they are priced and structured to benefit from fast prepayment speeds in addition to low losses.

➢	The principal value of credit losses for loans underlying our prime CES was $2.5 million, which is less than one basis point (0.01%) per year.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

Quarterly Update (Continued):

➢
Fifty percent of our prime portfolio is composed of securities backed by hybrid and fixed-rate mortgages. The loans underlying these securities prepaid at a weighted average CPR of 13% in the first quarter. This is slower than our original expectations. Cumulatively over time, however, prepayment rates for these assets have been more rapid than we originally assumed.

➢
Our residential alt-a CES portfolio increased by $15 million (10%) to $172 million during the first quarter. Option ARM collateral makes up 92% of this portfolio. We sold $5 million underperforming alt-a CES in April for a minimal loss.

➢
We generally acquire these alt-a securities backed by option ARMs with loss expectations that are six times greater than we expect for our prime hybrid CES. To date, the performance of our CES backed by option ARMs continues to exceed our expectations.

➢
The balance of seriously delinquent loans underlying alt-a residential CES increased from $187 million to $296 million during the quarter, an increase from 0.60% to 0.82% of original balances and 1.03% to 1.51% of current balances. These increases remain below our initial modeling expectations.

➢
Our subprime CES portfolio remained nearly flat for the quarter at $9 million, with $4 million acquisitions and $3 million of transfers from other portfolios. Our subprime CES portfolio has limited seasoning; however, the early credit performance continues to be within our expectations.

➢	In April 2007, we purchased $21 million deep-discounted subprime BBB and BBB- securities.

➢
We continue to search for subprime credit investment opportunities, and we expect to make additional investments in distressed assets as well as in assets backed by new loans as quality improves. In addition, we expect to create new assets by buying and securitizing loans. At this point, we believe the subprime sector is still far from recovery, so we currently expect the volume of our subprime CES and residual investments will remain limited for some time. We do not originate or service subprime loans, nor at this point, do we intend to.

➢
The subprime markets are very large in terms of potential capital employed and we believe they offer ongoing opportunities for Redwood, potentially on a large scale. So as to not change the essential nature of Redwood as an investor in higher quality loans, we are considering raising capital though a separately managed vehicle in order to fund our future growth in the subprime markets.

➢	Additional information on our residential CES can be found in Tables 9, 10, 11, and 12 of the Appendix.

 RESIDENTIAL REVIEW

Residential Real Estate Securities

Quarterly Update (Continued):

c)	Other Residential Real Estate Investments

➢
Other real estate investments (OREI) are assets that we mark-to-market for income statement purposes, in many cases because they may otherwise be deemed to contain embedded derivatives for accounting purposes under FAS 155. We expect to acquire additional OREI assets. Unrealized mark-to-market fluctuations will affect GAAP income but will not directly affect core or taxable income.

➢
OREI are a new reporting category we established in the first quarter of 2007. We transferred $18 million of assets that were held in other portfolios at December 31, 2006 into this category. Total OREI at March 31, 2007 was $50 million. This included $19 million residuals, $29 million net interest margin securities (NIMs), and $2 million IOs.

➢	The collateral type underlying our OREI was $2 million prime, $28 million alt-a, and $20 million subprime at March 31, 2007.

➢
Our OREI portfolio generated a 26 % yield for the first quarter, producing $2 million interest income. Mark-to-market charges to income were negative $5 million for the quarter, as a result of the substantial bid-ask spread on these new purchases plus the general decline in market values towards quarter-end.

➢
Residuals are first-loss securities that are not rated by a rating agency. The value of residual securities can vary widely and is highly dependent on prepayment speeds. The value is also dependent on the level and timing of credit losses, but often is not as sensitive to losses as it is to prepayment speeds. These securities perform poorly when prepayments are fast and losses are higher than expected.

➢	Due to early, poor credit performance, we sold one residual security in April. We sold the security at the market value reflected in our first quarter financial statements.

➢	Our NIMs are structured in such a way that they mature quickly (typically less than two years). The majority of the NIMs we have acquired have an investment-grade rating.

➢	OREI at March 31, 2007 consisted of $8 million of investment-grade alt-a NIMs with an average life of 2.5 years.

 RESIDENTIAL REVIEW

Additional Information - Residential Prime

Prime securities are mortgage-backed securities backed by high credit quality residential loans. The borrowers typically have high FICO credit scores. The loans have relatively low loan-to-value (LTV) ratios.

 RESIDENTIAL REVIEW

Additional Information - Residential Prime

 RESIDENTIAL REVIEW

Additional Information - Residential Prime

 RESIDENTIAL REVIEW

Additional Information - Residential Alt-A

Alt-A securities are residential mortgage-backed securities backed by loans that generally have higher credit quality characteristics than subprime, but lower credit quality characteristics than prime.

 RESIDENTIAL REVIEW

Additional Information - Residential Alt-A

 RESIDENTIAL REVIEW

Additional Information - Residential Alt-A

 RESIDENTIAL REVIEW

Additional Information - Residential Subprime

Subprime securities are residential mortgage-backed securities backed by lower-quality loans. Many subprime borrowers have impaired credit histories

 RESIDENTIAL REVIEW

Additional Information - Residential Subprime

Explanation of Graph:

The graph above uses a base case prepayment and loss curve on generic 2007 subprime IGS to generate a cumulative deal loss where the selected IGS will suffer its first dollar of principal loss. For example, a generic 2007 subprime IGS with a rating of AA will take a principal loss when underlying cumulative credit losses approximate 19% of the original loan balance or higher using a base case prepayment and loss curve. Actual risk characteristics for individual subprime securitizations differ.

 RESIDENTIAL REVIEW

Additional Information - Residential Subprime

 RESIDENTIAL REVIEW

Residential Loans

What is this?

We invest in residential real estate loans that we acquire from mortgage origination companies. Most of the loans we acquire are prime-quality loans. We do not originate or service residential real estate loans. We fund our loan investments via securitization and with Redwood debt and capital.

Highlights

•
Our loan acquisition activity through our conduit is increasing. Our primary focus has been hybrids, as ARMs are out of favor in the current yield curve environment. We purchased $415 million residential hybrid loans this quarter. All our loans were prime-quality loans at origination.

•	Seriously delinquent loans and credit losses on residential loans are increasing due to normal seasoning, but remain well below our initial expectations.

•	Prepayment speeds on our loan portfolio, consisting mostly of ARM loans, continued to be fast, prepaying at a CPR of nearly 37% for the first quarter.

•
We completed one securitization in the first quarter, financing $885 million hybrid loans. In April, we priced another Sequoia securitization that will close in May. We called one older Sequoia securitization during the first quarter. The cost of financing loans has risen as market spreads for ABS have widened. Nevertheless, the two Sequoia transactions we have priced in 2007 have been profitable.

 RESIDENTIAL REVIEW

Residential Loans

 RESIDENTIAL REVIEW

Residential Loans

Quarterly Update:

➢
In the first quarter, our residential loan portfolio declined from $9.3 billion to $8.7 billion. We acquired $415 million loans and had no sales. Principal pay downs were $1.0 billion. The average annual prepayment rate (CPR) was 37% for the first quarter versus 34% for all of 2006. Most of these loans are adjustable-rate loans that tend to prepay rapidly when the yield curve is flat or inverted.

➢	Interest income was $129 million in the first quarter, a decrease from $138 million in the previous quarter. This portfolio yielded 5.93%. The yield in the previous two quarters was 5.97%.

➢
Premium amortization expenses, a component of interest income, were $12 million for the first quarter. We ended the first quarter with $8.6 billion principal value of loans and a loan premium balance of $117 million for an average basis of 101.37% of principal value. For various technical accounting reasons, for several years we have not been able to amortize premium expense balances as quickly as the loans prepaid. If short-term interest rates decline, under these accounting rules we would expect premium amortization expenses to increase significantly. Largely because premium amortization expenses have not kept pace with prepayments in the past, we estimate the book value of residential loans exceeded their market value by $65 million at quarter-end.

➢
Realized credit losses were $1.6 million for the first quarter, an annual loss rate of eight basis points (0.08%) of the reduced loan balances. The loss for tax purposes was $0.3 million. Cumulative losses have been far lower than our original expectations. We expect losses to continue to increase as these loans season. Credit reserves for this portfolio were $20 million (or 0.23%) at quarter-end.

➢
The balance of seriously delinquent loans increased from $74 million to $79 million during the quarter, an increase from 0.24% to 0.26% of original balances and an increase from 0.81% to 0.92% of current balances.

➢	At the end of the first quarter, $7.4 billion residential loans were financed via securitization (“Sequoia”) and $1.3 billion were financed with Redwood debt and equity.

➢	We are planning to acquire and securitize alt-a and subprime loans in the future in addition to our current business of acquiring and securitizing prime-quality loans.

➢	Additional information on our residential loans can be found in Tables 9, 10, 11, and 14 of the Appendix.

 RESIDENTIAL REVIEW

Residential Loans

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

What is this?

We invest in securities that are backed by pools of commercial real estate loans. These are represented on our balance sheet as part of real estate securities. We also invest in commercial real estate loans. These are represented on our balance sheet as part of real estate loans.

Highlights

•
Total commercial securities declined by 3% in the first quarter, from $568 million to $551 million, as a result of $6 million acquisitions, $6 million sales, $1 million principal pay downs, and $14 million negative market value changes. We did not acquire or sell any commercial loans.

•
Spreads for commercial securities widened (asset prices declined) somewhat in the first quarter as market participants became more risk-averse and markets became less liquid. Problems in subprime residential lending, developing problems in CDO markets, and record volumes of new CMBS issuance were part of the cause.

•
In the first quarter, we did not invest in any CMBS transactions as the first-loss buyer. We invested in a new transaction in the second quarter, making a new investment of $42 million in these commercial CES.

•
For 2007, we now expect to slow our pace of commercial CES acquisitions relative to last year. Although the commercial property market is healthy, our concerns for the longer-term are growing, given elevated property prices and increasingly aggressive underwriting. We are satisfied with our current assets, but we are not currently looking to add substantial new assets. Our current focus is primarily on building our surveillance and special servicing capabilities. Over time, we also expect to expand our capacity to acquire, originate, and finance commercial real estate loans.

•
We are committed to building a complete commercial real estate finance business with more fully developed capabilities and a broader product line. We are not in any hurry to do so, however. Given current market dynamics, building slowly seems the prudent course of action.

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

Quarterly Update:

a)	Commercial Investment-Grade Securities

➢
Our commercial IGS declined by $4 million (or 3%) in the first quarter. Acquisitions were $3 million, sales were $6 million, principal pay downs were $1 million, upgrades of commercial CES securities to IGS were $4 million, and market value declines were $2 million. Sales were the result of our call of Acacia 4 and the subsequent sale of some of Acacia 4’s assets. We recognized $0.1 million of gains from these sales of commercial IGS.

➢
Anticipating spread widening, we have not been acquiring significant volumes of investment-grade CMBS for some time. We may seek to complete our second commercial real estate CDO (CRE CDO) in 2008, in which case we may acquire additional commercial IGS.

➢
Interest income generated by commercial IGS was $2 million for the first quarter. The yield for the quarter was 6.14%, a decrease from 8.77% in the previous quarter. The decrease in yield was primarily the result of our sale of higher-yielding commercial interest-only securities during the fourth quarter of 2006.

➢
The market value decline of $2 million in commercial IGS was largely the result of credit spread widening in BBB-rated securities, reflecting increased supply of CMBS amidst credit concerns across all mortgage ABS sectors.

➢	The credit performance of our commercial IGS portfolio remains strong.

➢
We have never incurred a principal loss on a commercial IGS security and we do not currently maintain GAAP credit reserves against our commercial IGS securities, as we expect external credit enhancement (primarily structural credit subordination) will sufficiently protect our investments from principal losses.

➢
The interest rate characteristics of commercial IGS were 80% fixed rate and 20% floating rate. We use interest rate agreements to reduce interest rate mismatches that may occur between assets and their associated liabilities.

➢	At March 31, 2007, 92% of our commercial IGS were financed via our Acacia CDO program.

➢	Additional information on this portfolio can be found in Tables 9, 10, and 18 of the Appendix.

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

b)	Commercial IGS Tables & Graphs

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

Quarterly Update:

c)	Commercial Credit-Enhancement Securities

➢
Our commercial CES decreased by $13 million (or 3%) in the first quarter. Acquisitions were $3 million, commercial CES upgrades to IGS were $4 million, and market value depreciation was $12 million. There were no sales during the quarter.

➢
Interest income generated by commercial CES was $10 million for the first quarter. The yield for the quarter was 9.52%, an increase from 8.97% in the previous quarter. The level of current yield we recognize on these assets is largely a function of the amount and timing of our future credit loss assumptions. All of our commercial CES pay fixed monthly coupon rates of interest.

➢
For the first quarter of 2007, the market value of our commercial CES declined by $12 million as market spreads widened. This decrease was recognized on our balance sheet and not through our income statement.

➢
During April 2007, Moody’s announced it was revising its credit rating standards on commercial CES, effectively increasing capital required to credit-enhance future CMBS transactions through higher subordination levels. The other two rating agencies, S&P and Fitch, are also expected to increase subordination levels somewhat for commercial securitizations. The revised credit standards address the perceived erosion of protection to CMBS investors due to aggressive underwriting on underlying commercial mortgages. As a long-term investor in commercial CES, we expect this change will have a positive effect on our ability to invest profitably in future CMBS transactions. However, tougher ratings criteria may reduce market valuations on our existing investments.

➢
Our GAAP credit reserves for commercial CES were $294 million ($10.85 per share) at March 31, 2007, or 0.51% of underlying loan balances. Credit reserves decreased by $1 million upon realization of an anticipated credit loss that occurred during the quarter. The credit performance of our commercial CES securities remains strong. Credit losses on this portfolio to date total less than one basis point (0.1%).

➢
Most of our commercial CES ($311 million or 71%) are in a second-loss or more senior position in the securitization and thus are protected from initial credit losses within the underlying loan pool. For the remaining $124 million of securities that are in a direct first loss position, 44% share losses with other CES investors.

➢
For loans underlying CES, serious delinquencies at March 31, 2007 were $78 million, an increase of $14 million from the previous quarter. These delinquencies were 0.14 % of current balances at quarter-end versus 0.24% for the industry. We expect that our delinquency rates will not stay at such low levels over time. Of the $78 million in serious delinquencies, $57 million are contained within one security that we deemed impaired during a prior period. We currently have a zero cost basis in this security, with no risk of future write downs affecting our income statement.

➢
For tax purposes, realized credit losses were $0.4 million. This deduction is less than the principal value losses incurred on the underlying loans of $1.3 million, as we own most of our commercial CES at a tax basis that is substantially less than par (principal) value.

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

➢
At March 31, 2007, $196 million (or 45%) commercial CES were funded with Redwood capital and $239 million (or 55%) were financed through our Acacia CDO program. We are currently planning to complete a CRE CDO transaction in 2008 to finance many of the commercial CES assets we are now funding with capital. In the interim, we are seeking financing facilities for our unsecuritized commercial CES that would allow us to recycle some of the Redwood capital currently employed by these assets.

➢	Additional information on commercial CES can be found in Tables 9, 10, 15, 16, and 18 of the Appendix.

d)	Commercial CES Tables & Graphs

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

Quarterly Update:

e)	Commercial Loans

➢
Our commercial loan portfolio decreased by $2 million (or 8%) to $26 million in the first quarter as a result of a write-down of a mezzanine loan investment. There were no acquisitions or sales during the quarter. With the write-off of this investment, all of our remaining commercial loan investments on our GAAP books are b-notes, which are the junior portion of a commercial loan that has been restructured to create a senior and a junior ownership investment in that loan.

➢
Our mezzanine loan investment was part of the financing on a residential condominium conversion project. This loan accrued interest but did not require payment until completion of the project and subsequent sale of the condominium units. During the quarter, we fully reserved against the outstanding principal balance of this loan based upon our updated cash flow assumptions. These assumptions reflect the softening residential condominium market, cost increases required to complete the project, and our subordinate position in the principal repayment structure. This mezzanine loan investment was the remaining part of a broader distressed asset investment we made at a discounted price in 2003. The other assets we acquired at that time paid off profitably during prior quarters.

➢
Commercial b-note loan investments did not change during the quarter. One b-note loan was downgraded by a credit rating agency from BBB- to BB+ in March 2007; however, this loan is still current and is performing as expected.

➢	Of our $26 million b-note investments, 99% are financed through Acacia CDO securitizations.

➢	Additional information on our commercial loans can be found in Tables 9, 10, 15, and 17 of the Appendix.

 COMMERCIAL REVIEW

Commercial Real Estate Securities and Loans

f)	Commercial Loan Charts

 CDO REVIEW

CDO Securities

What is this?

We invest in securities issued from collateralized debt obligation (CDO) securities sponsored by third parties. Typically, the collateral pool underlying these securities consists of a mixture of residential and commercial investment-grade and near investment-grade securities.

Highlights

•
Our total investment in CDO securities increased 10% during the first quarter, from $246 million to $270 million as a result of $35 million acquisitions offset by principal pay downs of $0.4 million and market value decreases totaling $11 million.

•
Of our total investment in CDO assets of $270 million, $254 million (94%) were investment-grade rated securities and $16 million (6%) were below investment-grade credit-enhancement securities (CDO equity).

•
Recently, spreads on CDO securities have widened dramatically, reducing asset prices. Many CDOs are backed by collateral pools containing high concentrations of 2006-vintage subprime securities rated BBB and BBB-. As a result of expected poor subprime performance, many such CDO securities will likely experience credit rating downgrades and credit losses.

•
Although the market value of our CDO assets has declined, we have generally avoided investing in transactions backed by heavy concentrations of the types of assets that now appear to be most at risk. Our CDO assets continue to perform well. We remain diligent in our monitoring of these assets and we will take action to sell underperforming assets where appropriate.

•
The CDO markets are currently experiencing price dislocations and swelling inventories of bonds and collateral. Liquidity is poor, as many investors have stopped buying CDO bonds. The volume of new issuance is expected to drop rapidly.

•
As subprime losses are realized, we expect that turmoil within the CDO markets will increase. We are directing additional resources towards evaluating acquisitions of CDO assets, as we believe selected acquisition opportunities are attractive now and may become more so in the future.

 CDO REVIEW

CDO Securities

Quarterly Update:

a)	CDO Investment-Grade Securities

➢
Our CDO IGS portfolio increased by 13%, from $224 million to $254 million, in the first quarter of 2007. This increase was the result of acquisitions of $35, offset by principal pay downs of $0.4 million and market value decreases of $10 million.

➢
Interest income generated by the CDO IGS portfolio during the first quarter was $3.9 million, an increase of 16% over the $3.3 million generated in the fourth quarter of 2006. The yield for the first quarter was 6.70%, consistent with the previous quarter, as LIBOR rates have remained relatively stable. Substantially all of these assets earn a floating rate of interest based on the LIBOR interest rate.

➢	We have never incurred a principal loss on a CDO IGS security and we do not currently have credit reserves for these assets.

➢
At March 31, 2007, we had a total of $254 million CDO IGS. Of this amount, $191 million was financed via securitization in our Acacia CDO program. We funded $20 million CDO IGS assets with capital with the remaining $43 million currently financed in warehouse facilities as they await future re-securitization.

➢
We use interest rate agreements to reduce mismatches of interest rate characteristics between the fixed-rate CDO IGS we own and the floating-rate CDO securities issued by Acacia to finance these assets.

 CDO REVIEW

CDO Securities

b)	CDO IGS Tables & Graphs

 CDO REVIEW

CDO Securities

c)	CDO Credit-Enhancement Securities

➢	Our CDO CES portfolio decreased during the first quarter by $6 million or 26% over the fourth quarter of 2006 to $16 million.

➢
We did not acquire additional CDO CES in the quarter and the decrease of $6 million was predominately due a $5 million bond being upgraded from BB to BBB and moving out of the CDO CES portfolio and into our CDO IGS portfolio. An additional $0.7 million decrease was due to mark-to-market adjustments on these securities based on spread widening for the quarter.

➢
Interest income generated by CDO CES was $0.5 million for the first quarter. The yield for the quarter was 10.84%, a decline over the previous quarter‘s yield of 11.67%. The underlying securities supporting our CES CDO investments continue to perform well.

➢	We did not incur credit losses on CDO CES in the first quarter and we have no credit reserves for these assets.

➢	At March 31, 2007, $12 million of CDO CES was financed via our Acacia CDO program and $4 million was financed with capital.

d)	CDO CES Tables & Graphs

 CAPITAL REVIEW

Capital

What is this?

Our capital base includes equity plus $100 million junior subordinated notes (trust preferreds).

We use capital to fund operations and working capital, to fund investments in illiquid or credit-sensitive assets, and to meet lender capital requirements with respect to the collateralized borrowings we undertake. We also hold capital as a reserve to meet liquidity needs that may arise.

Through our internal risk-adjusted capital policies, we estimate the amount of capital we need to manage our current book of business, and set aside a prudent level of reserve capital. Any capital that exceeds our risk-adjusted capital guideline amount is excess capital that can be used to support business growth.

Highlights

•
We had $114 million excess capital at March 31, 2007, a decrease from $182 million at the beginning of the quarter. We expect excess capital to increase to approximately $140 million to $170 million by the end of May, in part because we expect to complete a Sequoia securitization.

•
We anticipated net capital absorption of $200 million to $400 million for 2007. At this point, the outlook for capital absorption is uncertain due to market turmoil. Given our current acquisition plans, it is possible that we will finish the year at the lower end of that range.

•
Our current plan is to continue to invest in new assets but also to hold some excess capital in reserve to fund several quarters of future acquisitions. To accomplish both of these objectives to their full extent, we may need to raise additional capital (long-term debt or equity) in 2007 and may also take advantage of opportunities to recycle capital currently employed on our balance sheet through re-securitizations and other secure financings.

 CAPITAL REVIEW

Capital

Quarterly Update:

➢
Excess capital declined by $68 million during the quarter. In the first quarter, uses of capital included new asset acquisitions ($182 million) and dividends ($21 million). Sources of capital included asset sales ($39 million), principal payments ($64 million), and equity issuance ($24 million). Other elements, including cash from earnings, the (relatively small) effect on excess capital of market value declines, and changes in financings netted to an increase of $8 million of available capital for the quarter.

➢	Capital employed decreased slightly in the first quarter from $914 million to $910 million.

➢
Some of the capital utilized during the quarter is currently used on a temporary basis in an inefficient manner to fund assets that would be more efficiently financed with debt or via securitization or to fund delinquent loans from called Sequoia securitizations. Over time, we will employ this capital more efficiently, freeing capital to support future growth.

➢
Market declines did not have a large effect on excess capital, since, for the most part, asset value declines result in an equal reduction of both total capital and also of capital required under our internal risk-adjusted capital guidelines.

➢
Our total capital base decreased by $79 million during the quarter, from $1.1 billion to $1.0 billion, due to $99 million market value declines for assets and derivatives that were recorded for GAAP. We estimate that if we had reported our Acacia ABS issued at market value, our book value at March 31, 2007 would have been higher than reported by $41 million (or $1.51 per share). Market value changes to our liabilities (and market value changes for certain other assets) are not recognized for GAAP purposes and we do not include them in our capital calculations. In any event, changes in market values of any of these assets or liabilities generally have little effect on our cash flows.

 DEBT REVIEW

Redwood Debt

What is this?

Redwood debt is all the debt incurred by Redwood Trust, with the exception of junior subordinated notes that we count as part of our capital base.

Graph

 DEBT REVIEW

Redwood Debt

Quarterly Update:

➢	Redwood debt balances started and finished the first quarter of 2007 at $1.9 billion.

➢	At March 31, 2007, Redwood debt funded $0.9 billion residential whole loans and $1.0 billion securities.

➢
The cost of funds for Redwood’s debt was 5.68% for the first quarter and 6.06% for the fourth quarter. Interest expense for Redwood debt was $31 million for the first quarter. Our debt expense varies by the rate of short-term interest rates, the type of facility used, and the type of collateral financed.

➢
At March 31, 2007, all Redwood debt was short-term debt collateralized by the pledge of assets. Maturities are generally one year or less, and the interest rate usually adjusts to market levels each month.

➢	When we fund fixed-rate or hybrid-rate assets with Redwood debt, we may use interest rate agreements to reduce the interest rate mismatch between the asset and the liability.

➢
Commercial paper borrowings under our Madrona program are rated the highest CP rating of A1+/P1 and represent our lowest cost borrowings. At March 31, 2007, CP outstanding was $250 million. We expect to use CP more extensively in the future.

➢	Redwood’s debt obligations of $2.0 billion (including $100 million of junior subordinated notes) were 2.1 times Redwood’s equity of $924 million at March 31, 2007.

 ABS ISSUED

Acacia CDO ABS Issued

What is this?

We finance a majority of our investments in securities using proceeds from collateralized debt obligation (CDO) securitizations. We sell a diverse pool of our residential, commercial, and CDO real estate securities (primarily rated investment-grade or BB) to an independent securitization entity (typically called Acacia) that creates CDO securities. The newly created CDO ABS securities that are rated investment-grade are sold to third-party investors. Redwood earns ongoing asset management fees for managing the Acacia entities. In addition, Redwood acquires most of the CDO CES that Acacia creates. By acquiring Acacia CDO CES, Redwood earns the net interest income created when the yield on the assets in the Acacia collateral pool exceeds the interest payments required and made to the buyers of the CDO ABS securities Acacia has sold. Acacia CDO ABS are not obligations of Redwood Trust. However, they are shown on our consolidated balance sheet as part of ABS issued liabilities.

Highlights

•
We believe we should be able to benefit from the current turmoil in the new issuance market for CDO securities. Our competitive advantages in the CDO business include a large permanent capital base, the ability to acquire and hold CDO CES, a well-developed real estate investment infrastructure, access to collateral, access to warehouse and other inventory financings, a strong track record, and a good reputation.

•
In addition, given our modeling and collateral evaluation capabilities, in the current environment we believe we will be able to source an new opportunities to invest in CDO assets issued from securitizations sponsored by others.

 ABS ISSUED

Acacia CDO ABS Issued

 ABS ISSUED

Acacia CDO ABS Issued

Quarterly Update:

➢
Acacia CDO ABS outstanding increased from $2.3 billion to $2.8 billion during the first quarter of 2007, an increase of 19%. Acacia issued one new CDO ABS during the quarter, Acacia 11, which experienced very good investor participation and attractive funding costs for Redwood. Paydowns of Acacia CDO securities were $44 million for the first quarter.

➢
In April, we priced Acacia Option ARM CDO 1, and we expect to close this $500 million transaction in May. These CDO bonds priced at wider spreads (higher cost of funds) than Acacia 11 and consequently the CDO CES securities Redwood acquired from this transaction will likely have lower returns than initially expected. Since we have acquired and continue to acquire investment-grade rated option ARM-backed assets at wide spreads as collateral for this transaction, we still expect to earn attractive returns on our investment in the CDO CES from this transaction (even though some of the collateral we acquired for this transaction was accumulated in a tighter spread environment and we have had to mark down the value of these assets for GAAP reporting).

➢
We currently expect to price an additional $500 million CDO bonds in the second quarter. While our cost of funds for this transaction will not be known until pricing, we expect that our economics on this transaction will be favorable if we can price at today’s spreads (which already reflect substantial illiquidity and turmoil in the CDO markets), although it is possible that the transaction could be priced with wider spreads less favorable to Redwood, delayed, or even cancelled due unfavorable market conditions.

➢
Spreads have widened (yields increased) for both collateral assets and CDO liabilities. We believe the resulting spread that can be earned for new assets and new liabilities is attractive, although there is substantial uncertainty as to where CDO liabilities will actually price.

➢
The cost of funds of issued Acacia CDO ABS was 6.20% in the first quarter of 2007 as compared to 6.08% for the fourth quarter of 2006. Interest expense, net of interest rate agreements, for Acacia ABS issued was $39 million for the first quarter of 2007.

➢
At March 31, 2007, the credit ratings for Acacia bonds outstanding were $2.2 billion AAA, $292 million AA, $172 million A, and $151 million BBB. In addition, Acacia has sold a portion of its unrated CDO CES (CDO equity) to third parties, of which $21 million was outstanding at March 31, 2007.

➢	Our collateral rating history continues to be strong. To date, we have had 149 rating upgrades and four rating downgrades on all collateral within the existing Acacia program.

➢
Relative to most other real estate CDO programs, Acacia has limited subprime risk. We have concentrated our subprime investments for Acacia collateral in AA and A rated securities, with limited exposure to BBB and BBB- rated securities from recent vintages. We sold some assets that appeared they might under-perform and losses related to these sales were de minimis. Overall, we believe Acacia’s CDO bonds are likely to perform well for their investors, on an absolute basis and also relative to other CDO bonds. This should allow us to continue to use the sale of Acacia bonds as a form of financing except in the most difficult markets.

 ABS ISSUED

Acacia CDO ABS Issued

Quarterly Update (Continued):

➢
The Acacia CDO CES Redwood has acquired from Acacia had a market value of $135 million at March 31, 2007. Redwood’s economic risk with respect to Acacia’s assets and liabilities is generally limited to our cost basis in these assets, which at March 31, 2007 totaled $82 million. For accounting purposes, we account for Acacia transactions as financings, so the assets owned by Acacia are consolidated with our assets and the CDO bonds issued by Acacia are consolidated with our liabilities. As a result, the Acacia CDO CES securities we issue and then acquire do not appear on our GAAP balance sheet, but rather are implicitly represented as the excess of consolidated Acacia assets over consolidated Acacia liabilities.

➢
For GAAP balance sheet purposes, we mark-to-market most of the assets and derivatives owned by the Acacia entities, but none of Acacia’s liabilities. For GAAP purposes, if market values for Acacia’s $2.8 billion assets declined sufficiently, we could be required to record balance sheet charges in excess of the total maximum economic amount ($82 million) that Redwood actually has invested. Conversely, we would not be permitted to reflect an offsetting improvement in Acacia liability MTM results in our GAAP financials. None of these market value changes would affect the cash flows we expect to earn from our Acacia investments, however. The net balance sheet market value markdown for assets and derivatives in closed Acacia transactions was $49 million for the first quarter.

➢
For managing the outstanding Acacia transactions, Redwood’s taxable asset management subsidiaries earned $1.2 million asset management fees in the first quarter of 2007. This income was sourced from the assets owned by Acacia, and these assets are consolidated on our GAAP balance sheet, for GAAP purposes so we currently include this asset management income as part of the interest income generated by those assets.

➢	Additional information about Acacia CDO ABS issued can be found in Table 21 of the Appendix.

 ABS ISSUED

Sequoia ABS Issued

What is this?

We finance a portion of our residential whole loans by securitizing them. We sell loans to an independent securitization entity (typically called Sequoia) that creates and issues asset-backed securities (ABS) backed by these loans. Most of the investment-grade rated Sequoia ABS are sold to third party investors. Redwood usually acquires most of the credit-enhancement securities (CES) and the interest-only securities (IO) that Sequoia creates, as well as a portion of Sequoia’s investment-grade securities. When Redwood acquires Sequoia IO, we earn the net interest income created when the yield on Sequoia’s loans exceeds cost of funds of Sequoia ABS issued. Sequoia ABS are not obligations of Redwood Trust, although they are shown on our consolidated balance sheet as part of ABS issued liabilities.

Highlights

•	We completed one Sequoia securitization in the first quarter and have priced another Sequoia securitization that will close in May.

•	Recent Sequoia ABS debt issued has been backed by prime hybrid mortgages, as prime ARMs have gone out of favor.

•	We called an older Sequoia transaction that was issued in 2004 and we expect to call more transactions in 2007 and 2008.

•	We expect to expand our residential conduit’s activities and commence acquiring alt-a and subprime loans to be funded primarily through securitization.

Graph

 ABS ISSUED

Sequoia ABS Issued
Quarterly Update:

➢
Sequoia ABS outstanding decreased from $7.7 billion to $7.2 billion in the first quarter, a decline of 6%. The primary reason for the decline in the outstanding balance was fast prepayment speeds on the underlying Sequoia loans. In the first quarter, the CPR for the loans owned by Sequoia entities was 37%.

➢
We completed one securitization during the first quarter, financing $885 million prime hybrid mortgages. In conjunction with the securitization, Sequoia issued $850 million AAA-rated ABS debt and another $25 million of investment-grade ABS debt. The ABS debt had similar interest rate characteristics to the underlying loans, thus minimizing our interest rate risk. The cost of funds on the newly issued ABS debt was 5.91%.

➢
We called and retired $0.3 billion ABS debt associated with a Sequoia securitization issued in early 2004. When we exercise the call option, Redwood acquires all the ABS debt that remains outstanding at the par value. This debt is canceled, the Sequoia entity is collapsed, and Redwood reacquires the underlying loans.

➢	Interest expense for Sequoia ABS issued was $96 million for the first quarter for a cost of funds of 5.60%.

➢
Redwood’s economic risk with respect to Sequoia’s assets and liabilities is generally limited to the value of Sequoia ABS we have acquired, which included $21 million market value IO securities rated AAA, $88 million CES, and $76 million investment-grade securities at March 31, 2007. For GAAP accounting purposes, we account for Sequoia transactions as financings, so the assets owned by Sequoia are consolidated with our assets and the ABS bonds issued by Sequoia are consolidated with our liabilities. As a result, the Sequoia ABS we acquire do not appear on our GAAP balance sheet, but rather are implicitly represented as the excess of consolidated Sequoia assets over consolidated Sequoia liabilities.

➢	Total ABS issued on our March 31, 2007 balance sheet included $7.2 billion Sequoia ABS, $2.7 billion Acacia CDO ABS, and $5 million ABS issued by our Madrona CP issuance facility.

➢	Additional information about Sequoia ABS issued can be found in Tables 19 and 20 of the Appendix.

 APPENDIX

Glossary

NOTE: All companies and analysts do not calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood may not be comparable to similarly titled measures reported by other companies.

ACACIA

Acacia is the brand name for the collateralized debt obligation (CDO) securitizations Redwood sponsors. The underlying pool of assets for these CDO securitizations consists primarily of investment-grade and the more senior of the below investment-grade rated securities backed by residential prime, residential subprime, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from commercial real estate assets. Redwood typically acquires a portion of the CDO credit-enhancement (or “equity”) securities issued by Acacia; these are the securities that are in the first-loss (highest risk) position with respect to absorbing any credit losses that may occur within the assets owned by the Acacia entities. Redwood also earns asset management fees for ongoing management of the Acacia entities.

ADJUSTABLE-RATE MORTGAGES (ARMs)

Adjustable-rate mortgages are loans that have coupons that adjust at least once per year. We make a distinction between ARMs (loans with a rate adjustment at least annually) and hybrids (loans that have a fixed-rate period of 3 to 10 years and then become adjustable rate).

ALT-A SECURITIES

Alt-a securities are residential mortgage-backed securities backed by loans that have higher credit quality than subprime and lower credit quality than prime. Alt-a originally represented loans with alternative documentation, but the definition has shifted over time to include loans with additional risk characteristics and a higher percentage of investor loans. For example, the borrower’s income may not be verified, and in some cases, may not be disclosed on the loan application. Expanded criteria also allows for higher debt-to-income ratios with higher accompanying LTV than otherwise would be permissible for prime loans.

ASSET-BACKED SECURITIES (ABS)

Securities backed by financial assets that generate cash flows. Each ABS security issued from an asset-backed securitization entity has a unique priority with respect to receiving principal and interest cash flows from the assets owned by the entity.

BOOK VALUE

Book value is the value of our common equity. As measured for GAAP, reported book value generally incorporates mark-to-market adjustments for securities and interest rate agreements, but not for loans or liabilities.

COLLATERALIZED DEBT OBLIGATIONS (CDO)

ABS securities issued from the securitization of a diverse pool of assets. See “Acacia”.

CDO EQUITY SECURITIES

CDO equity securities (or CDO CES) are credit-enhancement securities that bear the initial credit losses of the assets owned by CDO securitization entities.

COMMERCIAL B-NOTE LOANS

Commercial b-note loans are structured loans that are subordinated to the more senior portions of loans secured by the same income-producing commercial real estate.

 APPENDIX

Glossary
COMMERCIAL MEZZANINE LOANS

Commercial mezzanine loans are junior subordinated loans that are not secured by a lien on income-producing commercial real estate; rather, they are secured by a pledge from an equity entity of its equity interests in the property.

COMMERCIAL WHOLE LOANS

Commercial whole loans are unsecuritized first-lien loans that are secured by income-producing commercial real estate.

CONDUIT

An entity that acquires closed loans from originators, accumulates loans over a period, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be made through bulk whole loan sales.

CORE EARNINGS

Core earnings is not a measure of earnings in accordance with GAAP. In calculating core earnings, we attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature, or that primarily relate to the past with little relevance to the future. In calculating core earnings, we are trying to show the trend of underlying ongoing earnings. We exclude realized gains (and losses) resulting from asset sales and calls that are included in income. We sell assets from time to time as part of our ongoing portfolio management activities. These sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include mark-to-market income and expenses for certain of our assets and interest rate agreements. These are unrealized market value fluctuations, and we exclude them from core earnings.

Management believes that core earnings provide relevant and useful information regarding results from operations. This information can be used in conjunction with and in addition to GAAP measures of performance. Core earnings can be useful, in part, because market valuation adjustments on only a portion of our assets and none of our liabilities are recognized through the income statement under GAAP. Thus, GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole and may not be a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect ongoing earnings from operations. A reconciliation of core earnings to GAAP income appears in Table 2 of the Appendix.

CORE EQUITY (CORE BOOK VALUE)

Core equity is not a measure calculated in accordance with GAAP. Core equity is GAAP equity with mark-to-market gains and losses (“accumulated other comprehensive income”) excluded. GAAP equity includes mark-to-market adjustments for certain of our assets and interest rate agreements. Core equity in some ways approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 7 of the Appendix.

CORE REIT TAXABLE INCOME

Core REIT taxable income is REIT taxable income before gains and losses on asset sales and calls and before certain other expenses such as tax deductions for stock option exercises. It represents that portion of our REIT taxable income that may be more ongoing in nature.

 APPENDIX

Glossary

CORE TAXABLE INCOME

Core taxable income is total taxable income before gains and losses on asset sales and calls and before certain other expenses such as tax deductions for stock option exercises. It represents that portion of our total taxable income that may be more ongoing in nature.

CPR

Constant (or conditional) prepayment rate (CPR) is an industry-standard measure of the speed at which mortgage loans prepay. It approximates the annual percentage rate at which a pool of loans is paying down due to prepayments.

CREDIT-ENHANCEMENT SECURITIES (CES)

Credit-enhancement securities (CES) absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced (have less credit risk). Our definition of CES includes all the below investment-grade rated bonds issued from a securitization. These securities are also referred to as subordinated securities and B-pieces. For a typical securitization of prime residential loans, there are three CES - the first-loss, second-loss, and third-loss bonds. The first-loss security takes the initial risk. If credit losses within the securitized asset pool exceed the principal value of the first-loss security, the second-loss security is at risk. If cumulative losses exceed the principal value of the first- and second-loss securities, then the third-loss security is at risk. Generally, for these securitizations, the third-loss security has a credit rating of BB, the second-loss has a credit rating of B, and the first-loss is not rated. Other types of securitizations, such as commercial, CDO, subprime residential, and some alt-a residential transactions, are structured differently. Nevertheless, the below-IGS issued from these securitizations function as credit-enhancement securities for these transactions.

GAAP

Generally Accepted Accounting Principles in the United States.

INTEREST-ONLY SECURITIES (IOs)

Interest-only securities (IOs) are specialized securities that are backed by real estate loans. They receive interest payments calculated by a formula wherein IO cash flows vary as a function of interest payments generated by the underlying loans within a securitization or as a function of the spread between the yield on the loans owned by a securitization entity and the cost of funds of the securities (ABS) issued by that entity. Typically, IO securities do not have a principal balance and they will not receive principal payments. Interest payments to IO securities usually equal the IO interest rate formula multiplied by a “notional” principal balance. The notional principal balance for an IO is typically reduced over time as the actual principal balance of the underlying pool of real estate loans pays down, thus reducing IO cash flows over time. IO cash flows are typically reduced more quickly if loan prepayments accelerate. The IO securities that Redwood has acquired from some Sequoia residential securitizations typically earn an interest amount that varies as a function of the remaining principal balance of Sequoia loans and the spread between the yield on the residential loans owned by Sequoia and the cost of the asset-backed securities issued by Sequoia.

LEVERAGE RATIOS

We use collateralized debt to finance on a temporary basis the accumulation of inventory assets prior to sale to a securitization entity and to finance ongoing investments in high-quality loans and investment-grade securities. As we increase these investments, Redwood debt is growing, although balances are still at what would be considered by many analysts to be low levels for financial institutions. However, because of the consolidation of independent securitization entities, it appears on our GAAP consolidated financial statements that Redwood is highly leveraged, with total liabilities significantly greater than equity. The obligations of these securitization entities are not obligations of Redwood. When determining the degree of financial leverage Redwood has, traditional leverage ratios may be misleading in some respects if consolidated ABS issued from securitization entities are included as part of Redwood’s obligations when calculating the ratio.

 APPENDIX

Glossary

MARK-TO-MARKET ACCOUNTING

Mark-to-market accounting uses estimated current market values of assets, liabilities, and hedges to determine balance sheet values and/or income statement revenue recognition. For instance, many of our assets currently are carried on our balance sheet at their market value rather than historical amortized cost. For our income statement, mark-to-market accounting is used for some assets and hedges, and will be used for assets if they become impaired under various accounting definitions of that term. Increasingly in the future, we expect to use mark-to-market accounting for income statement purposes for a wider variety of assets and liabilities. This will likely make quarter-to-quarter GAAP earnings trends more volatile, although core earning and taxable income will not be affected to the same degree.

NEGATIVE AMORTIZATION ADJUSTABLE-RATE MORTGAGES (NEG AM ARMS, OPTION ARMS, OR MTA ARMS)

Negative amortization ARMs (neg am ARMs, option ARMs, pay option ARMs, or monthly treasury average (MTA) ARMs) are adjustable-rate mortgages that allow the borrower to choose between different payment options. One of these options allows the borrower to make a minimum payment. This minimum payment is less than the interest accrued on the mortgage during that period and, in this instance, the borrower’s loan balance will increase (causing negative amortization of the loan balance).

NET INTEREST MARGIN SECURITIES

Net interest margin securities (NIMs) are securities backed by cash flows that otherwise would be payable to the residual security. Through a new securitization, cash flows are diverted from the residual to amortize the NIM principal in addition to paying a coupon on the NIM. Since NIMs receive cash flows immediately or soon after securitization and tend to have short-averaged lives, they are rated by a rating agency. Rating can range from AAA down to single-B. NIMs are mostly an interest only (IO) security because residuals (which back the NIMs) are mostly an IO security. Effectively, the IO-like cash flow is transformed into coupon and principal payments on the NIM.

OPTION ARMS

See negative amortization adjustable-rate mortgages.

PRIME RESIDENTIAL REAL ESTATE LOANS

Prime loans are residential loans with high-quality characteristics such as borrowers with high FICO credit scores, lower loan-to-value ratios, lower debt-to-income ratios, greater reserves, and more documentation.

PRIME SECURITIES

Prime securities are residential mortgage-backed securities backed by high credit, quality loans, generally with balances greater than conforming loan limits. Prime securities are typically backed by loans that have relatively high weighted average FICO scores (700 or higher), low weighted averages LTVs (75% or less), limited concentrations of investor properties, and low percentages of loans with low FICO or high LTV.

PROFITABILITY RATIOS

Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin in their work analyzing financial institutions. These are asset-based measures. Because we consolidate the assets and liabilities of securitization entities for GAAP purposes, our total GAAP assets and liabilities may vary strongly over time, and may not be comparable in economic reality to assets typically used in these calculations for other financial institutions. As a result, we believe equity-based profitability ratios may be more appropriate than asset-based measures for some analyses of Redwood’s operations. We believe, for example, that net interest income as a percentage of equity is a useful measure of profitability. For operating expenses, we believe useful measures are operating efficiency ratio (operating expenses as a percentage of net interest income) and operating expenses as a percentage of equity.

 APPENDIX

Glossary

REAL ESTATE INVESTMENT TRUST (REIT)

An entity that makes a tax election to be taxed as a REIT, invests in real estate assets, and meets other REIT qualifications. By meeting certain tests, including the distribution as dividends of at least 90% of REIT taxable income, profits are not taxed at the corporate level for a REIT to the extent that these profits are distributed as dividends to stockholders. This provides an operating cost savings, as most profits are not taxed at the entity level. On the other hand, the requirement to pay out as dividends most of the REIT profits means it can be harder for a REIT to grow if using only internally-generated funds (as opposed to issuing new stock).

REDWOOD DEBT

Redwood debt is all the debt that is an obligation of Redwood, with the exception of junior subordinated notes that we treat as part of our capital base. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. As another form of Redwood debt, we issue collateralized commercial paper.

REIT RETAINED TAXABLE INCOME

REIT retained taxable income is not a measure calculated in accordance with GAAP. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes and excise taxes paid at the REIT level. A reconciliation of REIT retained taxable income to GAAP income appears in Table 3 of the Appendix.

REIT SUBSIDIARY

A REIT subsidiary is a subsidiary of a REIT that is taxed as a REIT.

REIT TAXABLE INCOME

REIT taxable income is not a measure calculated in accordance with GAAP. REIT taxable income is pre-tax income calculated for tax purposes at Redwood including only its qualified REIT subsidiaries (excluding its taxable subsidiaries). REIT taxable income is an important measure as it is the basis of our dividend distributions to shareholders. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. We pay income tax on the REIT taxable income we retain (we can retain up to 10% of the total). A reconciliation of REIT taxable income to GAAP income appears in Table 3 of the Appendix.

RESIDUALS

Residuals are first-loss securities that are not rated by a rating agency. Residuals are called such because they get the last (or residual) claim on the cash flow from a securitization after ABS debt interest expense, losses, and servicing have been deducted from the interest due on the underlying mortgage loans. The value of residual securities can vary greatly and is highly dependent on prepayment speeds. The value is also dependent on the level and timing of credit losses, but often is not as sensitive to losses as it is to prepayment speeds. These securities perform poorly when prepayments are fast and losses are higher than expected.

RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY

ROE is the amount of profit we generate each year per dollar of equity capital. Adjusted ROE is GAAP income divided by core equity. Core equity excludes those balance sheet mark-to-market adjustments that are not included in our income statement. Thus, only those asset market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of GAAP ROE to adjusted ROE appears in Table 8 of the Appendix.

 APPENDIX

Glossary

SEQUOIA

Sequoia is the brand name for most of the securitizations of residential real estate loans we have sponsored.

SUBPRIME SECURITIES

Subprime securities are residential mortgage-backed securities backed by loans to borrowers who have impaired credit histories, but who appear to exhibit the ability to repay the current loan. Typically, these borrowers have lower credit scores and/or other credit deficiencies that prevent them from qualifying for prime or alt-a mortgages. To compensate for the greater risks and higher costs to service the loans, subprime borrowers pay higher interest rates, points, and origination fees.

Subprime borrowers typically have experienced credit problems in the past, such as late payments or bankruptcies.

Typical characteristics of subprime loan pools are:

• More than 60% of loans with FICO < 680
• Weighted average LTV over 85%
• More than 70% of loans with LTV over 75%
• Loans with LTV over 80% with no mortgage insurance

TAXABLE SUBSIDIARY

A taxable subsidiary is a subsidiary of a REIT that is not taxed as a REIT and thus pays taxes on its income. A taxable subsidiary is not limited to investing in real estate and it can choose to retain all of its after-tax profits.

TOTAL RETAINED TAXABLE INCOME

Total retained taxable income is not a measure calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, plus all of the taxable income earned at our taxable subsidiaries, less corporate income taxes and excise taxes paid. A reconciliation of total retained taxable income to GAAP income appears in Table 3 of the Appendix.

TOTAL TAXABLE INCOME

Total taxable income is not a measure calculated in accordance with GAAP. Total taxable income is pre-tax income for Redwood and all its subsidiaries as calculated for tax purposes. Taxable income calculations differ significantly from GAAP income calculations. The remainder of our total taxable income is income we earn in taxable subsidiaries. We pay income tax on this income and we generally retain the after-tax income at the subsidiary level. A reconciliation of total taxable income to GAAP income appears in Table 3 of the Appendix.

 APPENDIX

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 APPENDIX

FINANCIAL TABLES

 APPENDIX

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 APPENDIX

Table 1: GAAP Earnings (in thousands, except per share data)
										Full Year	Full year
	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	2006	2005

Interest income	$207,906	$213,504	$217,504	$214,544	$224,795	$234,531	$246,810	$248,786	$237,714	$870,347	$967,840
Net securities discount amortization income	20,268	18,665	17,842	13,234	13,245	10,971	11,523	8,049	8,908	62,986	39,451
Other real estate investment interest income	2,465	-	-	-	-	-	-	-	-	-	-
Net loan premium amortization expense	(11,705)	(13,272)	(11,232)	(12,046)	(11,982)	(13,486)	(14,507)	(9,857)	(7,674)	(48,532)	(45,524)
(Provision for) reversal of credit reserve	(3,829)	(1,506)	(465)	2,506	(176)	(877)	805	1,527	(1,025)	359	430
Total GAAP interest income	215,105	217,391	223,649	218,238	225,882	231,139	244,631	248,505	237,923	885,160	962,197

Interest expense on Redwood debt	(31,094)	(16,520)	(9,422)	(1,822)	(2,072)	(3,521)	(3,789)	(1,789)	(2,694)	(29,836)	(11,793)

ABS interest expense consolidated from trusts	(131,392)	(152,043)	(165,177)	(171,659)	(178,183)	(186,433)	(190,996)	(191,966)	(173,146)	(667,061)	(742,541)
ABS issuance expense amortization	(7,068)	(7,897)	(5,786)	(6,079)	(5,907)	(6,069)	(5,162)	(5,386)	(5,273)	(25,669)	(21,890)
ABS interest agreement income	1,646	2,497	3,317	3,678	2,980	3,573	623	876	1,469	12,472	6,541
ABS issuance premium amortization income	1,869	1,529	2,395	2,363	2,527	2,793	2,733	3,140	3,747	8,813	$12,413
Total consolidated ABS expense	(134,945)	(155,914)	(165,251)	(171,697)	(178,583)	(186,136)	(192,802)	(193,336)	(173,203)	(671,445)	(745,477)

Junior subordinated notes interest expense	(2,057)	(423)	-	-	-	-	-	-	-	(423)	-

GAAP net interest income	47,009	44,534	48,976	44,719	45,227	41,481	48,040	53,380	62,026	183,456	204,927

Fixed compensation expense	(4,616)	(3,688)	(3,437)	(3,309)	(3,437)	(2,879)	(2,802)	(2,623)	(2,778)	(13,871)	(11,082)
Variable compensation expense	(2,251)	(1,666)	(2,630)	(1,900)	(1,514)	(2,110)	(1,980)	(2,420)	(2,240)	(7,710)	(8,750)
Equity compensation expense	(3,349)	(3,233)	(2,579)	(2,991)	(2,694)	(2,793)	(2,145)	(2,657)	(2,214)	(11,497)	(9,809)
Severance expense	(2,380)	-	-	-	-	-	-	-	-	-	-
Other operating expense	(4,479)	(4,732)	(4,425)	(5,150)	(4,505)	(4,685)	(4,362)	(3,639)	(3,809)	(18,812)	(16,495)
Due diligence expenses	(707)	(532)	(384)	(2,687)	(432)	(298)	(1,075)	(117)	(757)	(4,035)	(2,246)
Total GAAP operating expenses	(17,782)	(13,851)	(13,455)	(16,037)	(12,582)	(12,765)	(12,364)	(11,456)	(11,798)	(55,925)	(48,382)

Realized gains on sales	303	5,308	4,968	8,239	1,062	14,815	23,053	516	8,346	19,577	46,730
Realized gains on calls	843	1,511	722	747	-	4,265	2,914	4,421	7,548	2,980	19,149
Unrealized market valuation adjustments	(10,264)	(1,404)	(5,257)	(2,993)	(2,932)	(1,205)	(1,051)	(1,892)	(883)	(12,586)	(5,031)
Net gains and valuation adjustments	(9,118)	5,415	433	5,993	(1,870)	17,875	24,916	3,045	15,011	9,971	60,848

Provision for income taxes	(1,800)	(407)	(3,538)	(3,265)	(2,760)	(4,097)	(4,693)	(4,054)	(4,677)	(9,970)	(17,521)
GAAP net income	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	$40,915	$60,563	$127,532	$199,872

Diluted average shares	27,684	27,122	26,625	26,109	25,703	25,311	25,314	25,196	25,021	26,314	25,121
GAAP earnings per share	$0.66	$1.32	$1.22	$1.20	$1.09	$1.68	$2.21	$1.62	$2.42	$4.85	$7.96

 APPENDIX

Table 2: Core Earnings (in thousands, except per share data)
										Full Year	Full Year
	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	2006	2005

GAAP net income	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	$40,915	$60,563	$127,532	$199,872
GAAP income items not included in core earnings
Severance expense	(2,380)	-	-	-	-	-	-	-	-	-	-
Realized gains on sales	303	5,308	4,968	8,239	1,062	14,815	23,053	516	8,346	19,577	46,730
Realized gains on calls	843	1,511	722	747	-	4,265	2,914	4,421	7,548	2,980	19,149
Unrealized market valuation adjustments	(10,264)	(1,404)	(5,257)	(2,993)	(2,932)	(1,205)	(1,051)	(1,892)	(883)	(12,586)	(5,031)
Variable stock option market value change	-	-	-	-	-	25	16	(2)	84	-	123
Total GAAP / core earnings differences	(11,498)	5,415	433	5,993	(1,870)	17,900	24,932	3,043	15,095	9,971	60,971

Core earnings	$29,807	$30,276	$31,983	$25,417	$29,885	$24,594	$30,967	$37,872	$45,468	$117,561	$138,901
Per share analysis
GAAP earnings per share	$0.66	$1.32	$1.22	$1.20	$1.09	$1.68	$2.21	$1.62	$2.42	$4.85	$7.96
GAAP income items not included in core earnings
Severance expense	($0.09)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Realized gains on sales	0.01	0.20	0.19	0.32	0.04	0.59	0.91	0.02	0.33	0.74	1.86
Realized gains on calls	0.03	0.05	0.03	0.03	-	0.17	0.12	0.18	0.30	0.11	0.76
Valuation adjustments	(0.37)	(0.05)	(0.20)	(0.11)	(0.11)	(0.05)	(0.04)	(0.08)	(0.04)	(0.48)	(0.20)
Variable stock option market value change	-	-	-	-	-	-	-	-	-	-	-
GAAP / Core earnings differences per share	($0.42)	$0.20	$0.02	$0.23	($0.07)	$0.71	$0.98	$0.12	$0.60	$0.38	$2.43

Core earnings per share	$1.08	$1.12	$1.20	$0.97	$1.16	$0.97	$1.22	$1.50	$1.82	$4.47	$5.53

 APPENDIX

Table 3: Taxable Income and GAAP / Tax Differences (in thousands, except per share data)
	Estimated	Estimated				Actual				Estimated	Actual
	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Full Year 2006	Full Year 2005

GAAP net income	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	$40,915	$60,563	$127,532	$199,872
Difference in Taxable Income Calculations
Amortization and credit losses (net interest income)	10,417	12,794	12,558	12,779	4,939	(1,314)	202	(7,079)	(19,302)	43,070	(27,493)
Operating expense differences	(1,713)	(12,090)	2,545	(288)	1,604	396	576	2,438	2,019	(8,229)	5,429
Realized gains on calls and sales	2,100	(5,073)	(1,141)	(699)	(613)	(5,959)	(8,582)	823	2,527	(7,526)	(11,191)
Unrealized market valuation adjustments	9,118	6,571	484	2,305	3,226	1,772	2,048	820	391	12,586	5,031
Income tax provisions	1,800	405	4,123	3,265	(703)	4,096	5,013	3,035	134	7,090	12,278
Total differences in GAAP / Tax income	21,722	2,607	18,569	17,362	8,453	(1,009)	(743)	37	(14,231)	46,991	(15,946)

Taxable Income	$40,031	$38,298	$50,985	$48,772	$36,468	$41,486	$55,156	$40,952	$46,332	$174,523	$183,926

REIT taxable income	$35,112	$40,829	$45,751	$45,040	$35,382	$39,793	$47,118	$39,237	$45,161	$167,002	$171,309
Taxable income in taxable subsidiaries	4,919	(2,531)	5,234	3,732	1,086	1,694	8,038	1,715	1,170	7,521	12,617
Total taxable income	$40,031	$38,298	$50,985	$48,772	$36,468	$41,487	$55,156	$40,952	$46,331	$174,523	$183,926

Retained REIT taxable income (after-tax)	$1,933	$673	$2,500	$2,166	$1,313	$1,895	$1,164	$1,798	$1,261	$6,652	$6,118
Retained taxable income in taxable subsidiaries (after-tax)	4,522	(953)	3,156	2,032	556	1,238	4,386	845	340	4,791	6,809
Total retained taxable income (after-tax)	$6,455	($280)	$5,656	$4,198	$1,869	$3,133	$5,550	$2,643	$1,601	$11,443	$12,927

Shares used for taxable EPS calculation	27,129	26,733	26,053	25,668	25,382	25,133	24,764	24,647	24,514	25,971	24,754

REIT taxable income per share	$1.29	$1.53	$1.76	$1.75	$1.39	$1.58	$1.90	$1.59	$1.84	$6.43	$6.92
Taxable income in taxable subsidiaries per share	$0.18	($0.11)	$0.20	$0.16	$0.04	$0.07	$0.32	$0.07	$0.05	$0.29	$0.51
Total taxable income per share	$1.48	$1.42	$1.96	$1.91	$1.44	$1.65	$2.23	$1.66	$1.89	$6.72	$7.43

Total retained taxable income (after-tax)	$0.24	($0.01)	$0.22	$0.16	$0.07	$0.12	$0.22	$0.11	$0.07	$0.44	$0.52

 APPENDIX

Table 4: Retention and Distribution of Taxable Income (in thousands, except per share data)
										Estimated	Actual
	Estimated	Estimated				Actual				Full Year	Full Year
	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	2006	2005
Dividends declared	$20,347	$98,476	$18,237	$17,967	$17,767	$92,150	$17,335	$17,253	$17,160	$152,447	$143,898
Dividend deduction on stock issued through DRIP	660	812	177	239	176	263	128	112	56	1,404	559
Total dividend deductions	$21,007	$99,288	$18,414	$18,206	$17,943	$92,413	$17,463	$17,365	$17,216	$153,851	$144,457

Regular dividend per share	$0.75	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$2.80	$2.80
Special dividend per share	-	3.00	-	-	-	3.00	-	-	-	3.00	3.00
Total dividends per share	$0.75	$3.70	$0.70	$0.70	$0.70	$3.70	$0.70	$0.70	$0.70	$5.80	$5.80

Undistributed REIT taxable income at beginning of period (pre-tax):	$48,909	$111,248	$88,257	$65,687	$51,568	$106,719	$80,166	$62,218	$37,291	$51,568	$37,291
REIT taxable income (pre-tax)	35,112	40,829	45,751	45,040	35,382	39,793	47,118	39,237	45,161	167,002	171,309
Permanently retained (pre-tax)	(3,336)	(3,879)	(4,346)	(4,263)	(3,320)	(2,531)	(3,102)	(3,924)	(3,018)	(15,808)	(12,575)
Dividend of 2004 income	-	-	-	-	-	-	(2,710)	(17,365)	(17,216)	-	(37,291)
Dividend of 2005 income	-	-	(15,418)	(18,207)	(17,943)	(92,413)	(14,753)	-	-	(51,568)	(107,166)
Dividend of 2006 income	(21,007)	(99,288)	(2,996)	-	-	-	-	-	-	(102,284)	-
Dividend of 2007 income	-	-	-	-	-	-	-	-	-	-	-
Undistributed REIT taxable income at period end (pre-tax):	$59,678	$48,909	$111,248	$88,257	$65,687	$51,568	$106,719	$80,166	$62,218	$48,909	$51,568

Undistributed REIT taxable income (pre-tax) at period end
From 2004's income	$-	$-	$-	$-	$-	$-	$-	$2,710	$20,075	$-	$-
From 2005's income	-	-	-	15,418	33,625	51,568	106,719	77,456	42,143	-	51,568
From 2006's income	27,902	48,909	111,248	72,839	32,062	-	-	-	-	48,909	-
From 2007's income	31,776	-	-	-	-	-	-	-	-	-	-
Total	$59,678	$48,909	$111,248	$88,257	$65,687	$51,568	$106,719	$80,166	$62,218	$48,909	$51,568

Shares outstanding at period end	27,129	26,733	26,053	25,668	25,382	25,133	24,764	24,647	24,514	26,733	25,133
Undistributed REIT taxable income (pre-tax)per share outstanding at period end	$2.20	$1.83	$4.27	$3.44	$2.59	$2.04	$4.31	$3.25	$2.54	$1.83	$2.05

 APPENDIX

Table 5: Assets (in millions)

	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005
Residential CES owned by Redwood	$256	$230	$291	$403	$303	$309	$338	$469	$374
Residential CES consolidated from Acacia	496	492	424	274	292	284	305	215	214
Total GAAP residential CES	$752	$722	$715	$677	$595	$593	$643	$684	$588

Residential loans owned by Redwood	$1,256	$1,339	$520	$351	$87	$45	$17	$300	$256
Residential loans consolidated from Sequoia	7,424	7,985	9,323	10,102	11,903	13,830	16,539	19,330	21,516
Total GAAP residential loans	$8,680	$9,324	$9,843	$10,453	$11,990	$13,875	$16,556	$19,630	$21,772

Residential IGS owned by Redwood	$106	$318	$105	$206	$42	$151	$139	$140	$22
Residential IGS consolidated from Acacia	1,920	1,379	1,369	1,184	1,305	1,109	1,140	1,053	1,066
Total GAAP residential IGS	$2,026	$1,697	$1,474	$1,390	$1,347	$1,260	$1,279	$1,193	$1,088

Commercial CES owned by Redwood	$189	$224	$156	$93	$68	$59	$98	$79	$73
Commercial CES consolidated from Acacia	246	224	224	178	156	160	89	59	55
Total GAAP commercial CES	$435	$448	$380	$271	$224	$219	$187	$138	$128

Commercial loans owned by Redwood	$0	$2	$2	$2	$2	$7	$21	$16	$22
Commercial loans consolidated from securitization	26	26	30	36	53	53	35	26	35
Total GAAP commercial loans	$26	$28	$32	$38	$55	$60	$56	$42	$57

Commercial IGS owned by Redwood	$9	$0	$0	$1	$3	$6	$23	$10	$1
Commercial IGS consolidated from Acacia	107	120	135	130	182	179	200	208	205
Total GAAP commercial IGS	$116	$120	$135	$131	$185	$185	$223	$218	$206

CDO CES owned by Redwood	$4	$9	$10	$5	$5	$5	$12	$2	$2
CDO CES consolidated from Acacia	12	13	13	10	9	7	-	-	-
Total GAAP CDO CES	$16	$22	$23	$15	$14	$12	$12	$2	$2

CDO IGS owned by Redwood	$20	$14	$2	$17	$4	$6	$5	$6	$0
CDO IGS consolidated from Acacia	234	210	183	160	160	145	141	143	133
Total GAAP CDO IGS	$254	$224	$185	$177	$164	$151	$146	$149	$133

Other real estate investments owned by Redwood	$47	$0	$0	$0	$0	$0	$0	$0	$0
Other real estate investments consolidated from Acacia	3	-	-	-	-	-	-	-	-
Total other real estate investments	$50	$0	$0	$0	$0	$0	$0	$0	$0

Cash owned by Redwood	$92	$168	$113	$106	$85	$176	$163	$72	$65
Restricted cash consolidated from entities	340	112	139	86	131	72	59	48	58
Accrued interest receivable	65	71	67	67	73	76	80	85	82
Principal receivable	7	4	1	1	2	-	2	-	-
Derivative assets	18	27	30	54	48	31	25	13	29
Deferred tax asset	6	5	3	5	5	5	8	7	8
Deferred asset-backed security issuance costs	41	42	47	46	52	54	56	59	63
Other assets	23	16	13	13	10	8	10	6	6
Total GAAP assets	$12,947	$13,030	$13,200	$13,530	$14,979	$16,777	$19,505	$22,346	$24,285

Residential CES owned by Redwood	$256	$230	$291	$403	$303	$309	$338	$469	$374
Residential loans owned by Redwood	1,256	1,339	520	351	87	45	17	300	256
Residential IGS owned by Redwood	106	318	105	206	42	151	139	140	22
Commercial CES owned by Redwood	189	224	156	93	68	59	98	79	73
Commercial loans owned by Redwood	-	2	2	2	2	7	21	16	22
Commercial IGS owned by Redwood	9	-	-	1	3	6	23	10	1
CDO CES owned by Redwood	4	9	10	5	5	5	12	2	2
CDO IGS owned by Redwood	20	14	2	17	4	6	5	6	-
Other real estate investments owned by Redwood	47	-	-	-	-	-	-	-	-
Cash owned by Redwood	92	168	113	106	85	176	163	72	65
Total assets owned by Redwood	1,979	2,304	1,199	1,184	599	764	816	1,094	815
Assets of securitizations for GAAP	10,468	10,449	11,701	12,074	14,060	15,767	18,449	21,034	23,224
ABS liabilities of entities for GAAP	(9,947)	(9,979)	(11,554)	(11,898)	(13,930)	(15,585)	(18,237)	(20,815)	(23,057)
Redwood earning assets - GAAP basis	$2,500	$2,774	$1,346	$1,360	$729	$946	$1,028	$1,313	$982

 APPENDIX

Table 6: Liabilities and Equity (all $ in millions)

	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005

Redwood debt	$1,630	$1,556	$510	$529	$-	$170	$162	$453	$199
Madrona commercial paper	250	300	-	-	-	-	-	-	-
Total Redwood debt	1,880	1,856	510	529	-	170	162	453	199

ABS issued, consolidated from entities	9,890	9,907	11,466	11,775	13,788	15,422	18,049	20,598	22,821
Unamortized IO issuance premium	62	75	90	106	124	143	163	186	202
Unamortized ABS issuance premium (discount)	(5)	(3)	(2)	17	18	20	25	31	34
ABS obligations of entities	9,947	9,979	11,554	11,898	13,930	15,585	18,237	20,815	23,057

Junior subordinated notes	100	100	-	-	-	-	-	-	-

Accrued interest payable	52	50	51	47	43	41	42	43	38
Interest rate agreements	7	6	6	4	-	1	1	3	-
Accrued expenses and other liabilities	17	17	18	29	21	28	30	23	26
Dividends payable	20	19	18	18	18	17	17	17	17
Total GAAP liabilities	12,023	12,027	12,157	12,525	14,012	15,842	18,489	21,354	23,337

Common stock and paid-in capital	928	904	875	854	839	825	808	803	795
Accumulated other comprehensive income	(6)	93	95	91	82	74	117	137	125
Cumulative GAAP earnings	827	809	773	740	709	681	639	583	542
Cumulative distributions to shareholders	(825)	(803)	(700)	(681)	(663)	(645)	(548)	(531)	(514)
GAAP stockholders' equity	924	1,003	1,043	1,004	967	935	1,016	992	948

Total GAAP liabilities and equity	$12,947	$13,030	$13,200	$13,530	$14,979	$16,777	$19,505	$22,346	$24,285

Total Redwood debt	$1,880	$1,856	$510	$529	$0	$170	$162	$453	$199
Junior subordinated notes	100	100	-	-	-	-	-	-	-
Redwood obligations	$1,980	$1,956	$510	$529	$0	$170	$162	$453	$199

GAAP stockholders' equity	$924	$1,003	$1,043	$1,004	$967	$935	$1,016	$992	$948

Redwood obligations to equity	2.1	2.0	0.5	0.5	-	0.2	0.2	0.5	0.2
Redwood obligations to (equity + Redwood obligations)	68%	66%	33%	35%	0%	15%	14%	31%	17%

Redwood obligations	$1,980	$1,956	$510	$529	$0	$170	$162	$453	$199
ABS obligations of consolidated entities	9,947	9,979	11,554	11,898	13,930	15,585	18,237	20,815	23,057
GAAP debt	$11,927	$11,935	$12,064	$12,427	$13,930	$15,755	$18,399	$21,268	$23,256

GAAP debt to equity	12.9	11.9	11.6	12.4	14.4	16.9	18.1	21.4	24.5
GAAP debt to (equity + GAAP debt)	93%	92%	92%	93%	94%	94%	95%	96%	96%

 APPENDIX

Table 7: Book Value and Profitability Ratios (all $ in thousands, except per share data)
										Full Year	Full year
	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	2006	2005

GAAP stockholders' equity	$924,040	$1,002,690	$1,042,661	$1,004,265	$967,333	$934,960	$1,016,065	$991,757	$948,001	$1,002,690	$934,960
Balance sheet mark-to-market adjustments	(6,183)	93,158	94,780	90,937	81,591	73,731	117,043	137,380	124,784	93,158	73,731
Core equity	$930,223	$909,532	$947,881	$913,328	$885,742	$861,229	$899,022	$854,377	$823,217	$909,532	$861,229

Shares outstanding at quarter end	27,129	26,733	26,053	25,668	25,382	25,133	24,764	24,647	24,514	26,733	25,133

GAAP equity per share	$34.06	$37.51	$40.02	$39.13	$38.11	$37.20	$41.03	$40.24	$38.67	$37.51	$37.20
Core equity per share	$34.29	$34.02	$36.38	$35.58	$34.90	$34.27	$36.30	$34.66	$33.58	$34.02	$34.27

Net interest income	$47,009	$44,534	$48,976	$44,719	$45,227	$41,481	$48,040	$53,380	$62,026	$183,456	$204,927
Net interest income / average core equity	20.3%	19.3%	21.0%	19.9%	20.6%	18.8%	21.8%	25.4%	31.2%	20.2%	24.1%

Operating expenses (excluding severance expense)	$15,402	$13,851	$13,455	$16,037	$12,582	$12,765	$12,364	$11,456	$11,798	$55,925	$48,382

Average total assets	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$14,123,149	$21,797,922
Average total equity	$1,008,688	$1,008,863	$1,011,609	$980,402	$952,230	$999,313	$1,014,329	$970,344	$895,462	$988,495	$970,268

Operating expenses / net interest income	32.8%	31.1%	27.5%	35.9%	27.8%	30.8%	25.7%	21.5%	19.0%	30.5%	23.6%
Operating expenses / average total assets	0.48%	0.42%	0.40%	0.45%	0.32%	0.28%	0.24%	0.20%	0.19%	0.40%	0.22%
Operating expenses / average total equity	6.1%	5.5%	5.3%	6.5%	5.3%	5.1%	4.9%	4.7%	5.3%	5.7%	5.0%

GAAP net income	$18,309	$35,691	$32,416	$31,410	$28,015	$42,495	$55,899	$40,915	$60,563	$127,532	$199,872
GAAP net Income / average total assets	0.57%	1.09%	0.96%	0.89%	0.71%	0.93%	1.07%	0.70%	0.99%	0.90%	0.92%
GAAP net income / average equity (GAAP ROE)	7.3%	14.2%	12.4%	12.5%	11.6%	18.2%	22.0%	16.5%	25.6%	12.7%	21.4%
GAAP net income / average core equity (adjusted ROE)	7.9%	15.5%	13.9%	14.0%	12.8%	19.3%	25.4%	19.5%	30.5%	14.0%	23.5%

Core earnings	29,807	30,276	31,983	25,417	29,885	24,594	30,967	37,872	45,468	117,561	138,901
Average core equity	925,128	923,856	932,030	898,409	877,212	880,329	880,482	840,098	794,866	908,071	849,257
Core earnings / average core equity (core adjusted ROE)	12.9%	13.1%	13.7%	11.3%	13.6%	11.2%	14.1%	18.0%	22.9%	12.9%	16.4%

Interest income	$215,105	$217,391	$223,649	$218,238	$225,882	$231,139	$244,631	$248,505	$237,923	$885,160	$962,197
Average consolidated earning assets	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$17,542,352	$20,085,392	$22,606,037	$24,042,561	$13,533,367	$21,048,582
Asset yield	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	4.87%	4.40%	3.96%	6.54%	4.57%

Interest expense	($166,039)	($172,434)	($174,673)	($173,519)	($180,655)	($189,657)	($196,591)	($195,125)	($175,897)	($701,281)	($757,270)
Average consolidated interest-bearing liabilities	$11,526,614	$11,815,316	$12,332,390	$13,055,417	$14,800,315	$17,194,545	$19,840,201	$22,283,915	$23,601,534	$12,990,908	$20,710,057
Cost of funds	5.76%	5.84%	5.67%	5.32%	4.88%	4.41%	3.96%	3.50%	2.98%	5.40%	3.66%

Asset yield	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	4.87%	4.40%	3.96%	6.54%	4.57%
Cost of funds	-5.76%	-5.84%	-5.67%	-5.32%	-4.88%	-4.41%	-3.96%	-3.50%	-2.98%	-5.40%	-3.66%
Interest rate spread	1.24%	1.12%	1.29%	1.11%	1.05%	0.86%	0.91%	0.89%	0.98%	1.14%	0.91%

Net interest income	$47,009	$44,534	$48,976	$44,719	$45,227	$41,481	$48,040	$53,380	$62,026	$183,456	$204,927
Average consolidated earning assets	$12,279,814	$12,498,889	$12,860,488	$13,581,710	$15,229,790	$17,542,352	$20,085,392	$22,606,037	$24,042,561	$13,533,367	$21,048,582
Net interest margin	1.53%	1.43%	1.52%	1.32%	1.19%	0.95%	0.96%	0.94%	1.03%	1.36%	0.97%

 APPENDIX

Table 8: Average Balance Sheet (in thousands)
										Full Year	Full Year
	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	2006	2005
Average GAAP balances
Residential CES	$673,114	$654,909	$641,694	$573,253	$516,962	$517,138	$567,689	$531,456	$473,562	$597,206	$522,704
Residential loans	8,704,147	9,212,346	9,947,068	10,789,275	12,542,519	14,821,587	17,597,906	20,312,485	21,925,643	10,611,827	18,642,020
Residential IGS	1,795,130	1,513,794	1,404,281	1,358,453	1,299,933	1,263,277	1,219,034	1,122,945	1,030,406	1,393,736	1,158,785
Commercial CES	426,121	364,405	328,211	253,429	215,769	191,586	152,641	123,390	102,699	290,964	142,850
Commercial loans	28,186	29,571	32,194	42,912	56,777	59,049	47,703	45,214	56,080	40,267	52,008
Commercial IGS	122,099	106,902	128,355	132,154	181,549	188,445	215,109	204,247	198,437	138,425	202,594
CDO CES	18,348	19,539	20,999	13,950	14,709	12,231	11,892	2,816	6,302	17,245	8,155
CDO IGS	230,684	198,749	174,363	171,687	157,570	149,660	138,996	138,777	124,747	175,358	138,207
Other real estate investments	37,169	-	-	-	-	-	-	-	-	-	-
Cash and cash equivalents	244,816	398,674	183,323	246,597	244,002	339,379	134,422	124,707	124,685	268,340	181,259
Earning assets	12,279,814	12,498,889	12,860,488	13,581,710	15,229,790	17,542,352	20,085,392	22,606,037	24,042,561	13,533,367	21,048,582
Other assets	586,165	542,905	619,873	587,045	609,693	806,329	905,907	759,516	520,623	589,782	749,342
Total assets	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$14,123,149	$21,797,922

Redwood debt	$2,188,561	$1,090,480	$647,978	$85,616	$137,181	$253,302	$297,788	$216,639	$277,423	$493,357	$261,322
Junior subordinated notes	97,013	21,401	-	-	-	-	-	-	-	5,336	-
ABS obligations of entities	9,338,053	10,724,837	11,684,412	12,969,801	14,663,134	16,941,243	19,542,413	22,067,276	23,324,111	12,497,551	20,448,735
Other liabilities	233,664	196,214	136,362	132,936	86,938	154,823	136,769	111,294	66,188	138,409	117,597
Total liabilities	11,857,291	12,032,931	12,468,752	13,188,353	14,887,253	17,349,368	19,976,970	22,395,209	23,667,722	13,134,653	20,827,654

Core equity	925,128	923,856	932,030	898,409	877,212	880,329	880,482	840,098	794,866	908,071	849,257
Balance sheet mark-to-market adjustments	83,560	85,007	79,579	81,993	75,018	118,984	133,847	130,246	100,596	80,424	121,011
Total equity	1,008,688	1,008,863	1,011,609	980,402	952,230	999,313	1,014,329	970,344	895,462	988,495	970,268
Total liabilities and equity	$12,865,979	$13,041,794	$13,480,361	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$14,123,149	$21,797,922

 APPENDIX

Table 9 - Balances & Yields by Portfolio (In Thousands)

Residential IGS
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$2,094,494	$1,708,607	$1,484,095	$1,406,195	$1,361,245	$1,273,985	$1,282,132	$1,189,207	$1,084,556
Unamortized premium/ (discount)	(19,617)	(16,382)	(17,362)	(18,788)	(19,874)	(11,595)	(13,970)	(12,165)	(9,054)
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains	(49,027)	5,025	8,270	2,609	5,304	(2,300)	11,082	16,252	11,895
Net book value	$2,025,850	$1,697,250	$1,475,003	$1,390,016	$1,346,675	$1,260,090	$1,279,244	$1,193,294	$1,087,397

Average balance	$1,795,130	$1,513,794	$1,404,281	$1,358,453	$1,299,933	$1,263,277	$1,219,034	$1,122,945	$1,030,406
Interest income	$29,420	$25,626	$24,961	$22,287	$20,180	$18,148	$16,942	$13,909	$12,865
Yield	6.56%	6.77%	7.11%	6.56%	6.21%	5.75%	5.56%	4.95%	4.99%

Residential CES
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$1,259,446	$1,180,605	$1,183,142	$1,168,602	$1,034,069	$1,013,793	$1,029,786	$1,079,323	$952,925
Unamortized premium/ (discount)	(158,664)	(144,842)	(140,585)	(116,702)	(108,371)	(121,824)	(84,084)	(90,716)	(83,263)
Credit protection	(392,768)	(372,247)	(384,397)	(425,578)	(373,781)	(354,610)	(382,862)	(404,180)	(365,998)
Unrealized market value gains	44,263	58,015	57,495	50,854	43,522	55,193	80,867	99,380	84,096
Net book value	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552	$643,707	$683,807	$587,760

Average balance	$673,114	$654,909	$641,694	$573,253	$516,962	$517,138	$567,689	$531,456	$473,562
Interest income	$37,664	$35,650	$34,585	$28,059	$26,245	$22,556	$23,640	$18,778	$18,850
Yield	22.38%	21.77%	21.56%	19.58%	20.31%	17.45%	16.66%	14.13%	15.92%

Other Real Estate Investments
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$38,670	$0	$0	$0	$0	$0	$0	$0	$0
Unamortized premium/ (discount)	16,375	-	-	-	-	-	-	-	-
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains	(4,988)	-	-	-	-	-	-	-	-
Net book value	$50,057	$0	$0	$0	$0	$0	$0	$0	$0
-			-	-	-	-	-	-	-
Average balance	$37,169	-	-	-	-	-	-	-	-
Interest income	$2,465	-	-	-	-	-	-	-	-
Yield	26.53%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Residential Real Estate Loans
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$8,582,964	$9,212,002	$9,718,985	$10,318,641	$11,846,454	$13,719,242	$16,386,833	$19,443,387	$21,579,671
Unamortized premium/ (discount)	117,477	132,052	143,135	155,101	166,134	178,206	191,513	210,137	217,852
Credit protection	(19,954)	(20,119)	(19,326)	(19,450)	(22,372)	(22,656)	(22,029)	(22,959)	(24,827)
Unrealized market value gains	-	-	-	-	-	-	-	-	-
Net book value	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792	$16,556,317	$19,630,565	$21,772,696

Average balance	$8,704,147	$9,212,346	$9,947,068	$10,789,275	$12,542,519	$14,821,587	$17,597,906	$20,312,485	$21,925,643
Interest income	$129,143	$137,568	$148,494	$154,160	$165,664	$176,599	$193,621	$206,263	$197,701
Yield	5.93%	5.97%	5.97%	5.72%	5.28%	4.77%	4.40%	4.06%	3.61%

 APPENDIX

Table 9 - Balances & Yields by Portfolio (In Thousands)

Commercial CES
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$792,240	$793,743	$667,512	$486,622	$407,466	$383,334	$323,724	$222,522	$218,991
Unamortized premium/ (discount)	(71,455)	(71,424)	(48,712)	(28,184)	(20,473)	(28,993)	(2,428)	(8,062)	(7,241)
Credit protection	(294,466)	(295,340)	(258,382)	(192,134)	(167,772)	(141,806)	(138,530)	(87,210)	(88,671)
Unrealized market value gains	9,063	21,081	19,449	4,939	4,081	6,321	4,462	10,779	4,608
Net book value	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856	$187,228	$138,029	$127,687

Average balance	$426,121	$364,405	$328,211	$253,429	$215,769	$191,586	$152,641	$123,390	$102,699
Interest income	$10,140	$8,170	$7,381	$5,581	$4,268	$3,927	$2,747	$2,811	$1,987
Yield	9.52%	8.97%	9.00%	8.81%	7.91%	8.20%	7.20%	9.11%	7.74%

Commercial IGS
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$121,737	$122,869	$133,361	$134,244	$182,041	$180,213	$209,524	$199,957	$192,551
Unamortized premium/ (discount)	(3,172)	(3,367)	701	727	5,295	8,100	13,303	14,129	14,561
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains	(2,071)	111	577	(3,937)	(2,936)	(3,281)	(44)	3,762	(522)
Net book value	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032	$222,783	$217,848	$206,590

Average balance	$122,099	$106,902	$128,355	$132,154	$181,549	$188,445	$215,109	$204,247	$198,437
Interest income	$1,875	$2,344	$2,342	$2,133	$2,880	$3,102	$3,398	$3,036	$2,922
Yield	6.14%	8.77%	7.30%	6.46%	6.35%	6.58%	6.32%	5.95%	5.89%

Commercial Loans
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$38,394	$38,360	$42,384	$46,959	$65,508	$70,091	$66,348	$51,778	$67,365
Unamortized premium/ (discount)	(2,022)	(2,047)	(2,073)	(2,096)	(2,200)	(2,258)	(2,105)	(1,843)	(2,305)
Credit protection	(10,489)	(8,141)	(8,141)	(8,141)	(8,141)	(8,141)	(8,141)	(8,141)	(8,456)
Unrealized market value gains	-	-	-	-	-	-	-	-	-
Net book value	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102	$41,794	$56,604

Average balance	$28,186	$29,571	$32,194	$42,912	$56,777	$59,049	$47,703	$45,214	$56,080
Interest (loss) income	-$2,293	$409	$524	$812	$1,238	$1,281	$1,209	$1,208	$1,587
Yield	-32.54%	5.53%	6.51%	7.57%	8.72%	8.68%	10.14%	10.69%	11.32%

CDO CES
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$23,731	$28,731	$29,231	$22,226	$23,226	$20,226	$20,226	$10,184	$10,184
Unamortized premium/ (discount)	(7,004)	(6,889)	(7,298)	(7,978)	(8,048)	(8,004)	(7,907)	(7,232)	(7,113)
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains	(575)	122	326	470	(436)	(484)	144	(187)	(287)
Net book value	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738	$12,463	$2,765	$2,784

Average balance	$18,348	$19,539	$20,999	$13,950	$14,709	$12,231	$11,892	$2,816	$6,302
Interest income	$497	$570	$609	$236	$439	$125	$131	$127	$246
Yield	10.84%	11.67%	11.60%	6.77%	11.94%	4.09%	4.41%	18.04%	15.61%

 APPENDIX

Table 9 - Balances & Yields by Portfolio (In Thousands)

CDO IGS
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$263,237	$222,413	$182,352	$175,586	$162,844	$149,812	$144,246	$145,933	$130,686
Unamortized premium/ (discount)	(945)	(238)	(236)	(241)	(249)	(257)	(264)	(470)	(485)
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains	(7,985)	2,174	2,826	1,718	944	1,092	2,362	3,221	2,922
Net book value	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647	$146,344	$148,684	$133,123

Average balance	$230,684	$198,749	$174,363	$171,687	$157,570	$149,660	$138,996	$138,777	$124,747
Interest income	$3,862	$3,335	$2,881	$2,099	$2,491	$2,571	$1,953	$1,569	$1,184
Yield	6.70%	6.71%	6.61%	4.89%	6.32%	6.87%	5.62%	4.52%	3.80%

Cash & Equivalents
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$91,656	$168,016	$112,926	$106,491	$85,466	$175,885	$163,160	$72,193	$64,714
Unamortized premium/ (discount)	-	-	-	-	-	-	-	-	-
Credit protection	-	-	-	-	-	-	-	-	-
Unrealized market value gains	-	-	-	-	-	-	-	-	-
Net book value	$91,656	$168,016	$112,926	$106,491	$85,466	$175,885	$163,160	$72,193	$64,714

Average balance	$244,816	$398,674	$183,323	$246,597	$244,002	$339,379	$134,422	$124,707	$124,685
Interest income	$2,332	$3,719	$1,872	$2,871	$2,477	$2,830	$990	$804	$580
Yield	3.81%	3.73%	4.08%	4.66%	4.06%	3.34%	2.95%	2.58%	1.86%

Total Earning Assets (GAAP)
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Current face	$13,306,569	$13,475,346	$13,553,988	$13,865,566	$15,168,319	$16,986,581	$19,625,979	$22,414,484	$24,301,643
Unamortized premium/ (discount)	(129,027)	(113,137)	(72,430)	(18,161)	12,214	13,375	94,058	103,778	122,952
Credit protection	(717,677)	(695,847)	(670,246)	(645,303)	(572,066)	(527,213)	(551,562)	(522,490)	(487,952)
Unrealized market value gains	(11,320)	86,528	88,943	56,653	50,479	56,541	98,873	133,207	102,712
Net book value	$12,448,545	$12,752,890	$12,900,255	$13,258,755	$14,658,946	$16,529,284	$19,267,348	$22,128,979	$24,039,355

Average balance	$12,279,814	$12,498,889	$12,860,487	$13,581,710	$15,229,790	$17,542,352	$20,085,392	$22,606,037	$24,042,561
Interest income	$215,105	$217,391	$223,649	$218,238	$225,882	$231,139	$244,631	$248,505	$237,922
Yield	7.01%	6.96%	6.96%	6.43%	5.93%	5.27%	4.87%	4.40%	3.96%

 APPENDIX

Table 10: Portfolio Activity (in thousands)

Residential IGS
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$1,697,250	$1,475,002	$1,390,015	$1,346,674	$1,260,089	$1,279,243	$1,193,293	$1,087,396	$973,884
Acquisitions	535,346	352,292	120,316	179,115	80,970	116,987	114,699	128,708	120,709
Upgrades / downgrades	-	-	-	-	30,667	-	-	-	23,701
Transfer to other portfolios	(13,816)	-	-	-	-	-	-	-	-
Sales	(108,372)	(97,124)	(12,669)	(104,442)	(3,984)	(95,328)	4,000	(3,012)	(11,488)
Principal payments	(32,248)	(31,398)	(29,997)	(31,136)	(25,445)	(29,834)	(27,627)	(22,961)	(22,345)
Discount / (premium) amortization	1,321	1,023	1,943	1,446	853	790	761	347	547
Net mark-to-market adjustment	(53,631)	(2,545)	5,394	(1,642)	3,524	(11,769)	(5,883)	2,815	2,388
Ending Balance	$2,025,850	$1,697,250	$1,475,002	$1,390,015	$1,346,674	$1,260,089	$1,279,243	$1,193,293	$1,087,396

Residential CES
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$721,531	$715,655	$677,176	$595,439	$592,552	$566,450	$470,403	$510,503	$561,658
Acquisitions	73,725	20,870	87,305	89,217	52,822	67,796	87,864	57,479	54,664
Upgrades / downgrades	-	-	-	-	(30,667)	(23,701)	-	-	-
Transfer to other portfolios	(4,480)	-	-	-	-	-	-	-	-
Sales	(5,214)	(962)	(47,585)	(4,035)	(9,650)	(27,293)	-	(98,775)	(81,292)
Principal payments	(35,672)	(32,639)	(28,835)	(23,302)	(14,110)	(23,156)	(18,931)	(17,013)	(21,523)
Discount / (premium) amortization	18,892	17,412	15,917	11,684	12,391	8,252	7,424	10,766	10,098
Net mark-to-market adjustment	(16,505)	1,195	11,677	8,173	(7,899)	24,204	19,690	7,443	(13,102)
Ending balance	$752,277	$721,531	$715,655	$677,176	$595,439	$592,552	$566,450	$470,403	$510,503

Other Real Estate Investments
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$0	$0	$0	$0	$0	$0	$0	$0	$0
Acquisitions	40,790	-	-	-	-	-	-	-	-
Upgrades / downgrades	-	-	-	-	-	-	-	-	-
Transfer from other portfolios	18,296	-	-	-	-	-	-	-	-
Sales	-	-	-	-	-	-	-	-	-
Principal payments	(3,079)	-	-	-	-	-	-	-	-
Discount / (premium) amortization	(532)	-	-	-	-	-	-	-	-
Net mark-to-market adjustment	(5,418)	-	-	-	-	-	-	-	-
Ending balance	$50,057	$0	$0	$0	$0	$0	$0	$0	$0

 APPENDIX

Table 10: Portfolio Activity (in thousands)

Real Estate Loans
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792	$16,556,317	$19,630,565	$21,772,696	$22,504,765
Acquisitions	415,283	725,695	966,673	272,627	52,691	271,875	332,049	426,933	832,383
Sales	-	-	-	-	-	(240,987)	(263,079)	(3,378)	-
Principal payments	(1,047,170)	(1,230,545)	(1,567,041)	(1,799,401)	(1,925,475)	(2,698,500)	(3,129,492)	(2,557,675)	(1,555,752)
Discount / (premium) amortization	(11,726)	(13,298)	(11,254)	(12,073)	(12,075)	(13,334)	(14,438)	(9,758)	(7,644)
Credit provision	(1,481)	(1,505)	(465)	2,507	(141)	(877)	805	1,527	(1,210)
Net charge-offs / (recoveries)	1,646	794	589	416	424	250	125	(34)	154
Net mark-to-market adjustment	-	-	-	-	-	48	(218)	254	-
Ending balance	$8,680,487	$9,323,935	$9,842,794	$10,454,292	$11,990,216	$13,874,792	$16,556,317	$19,630,565	$21,772,696

Commercial CES
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$448,060	$379,867	$271,243	$223,302	$218,856	$187,228	$138,029	$127,687	$87,250
Acquisitions	2,743	76,496	99,065	51,978	11,130	30,293	55,941	4,263	41,072
Upgrades / downgrades	(3,501)	-	-	-	(3,966)	-	-	-	(2,192)
Sales	-	(9,914)	(4,216)	(2,820)	-	-	-	-	-
Principal payments	-	(13)	(9)	(9)	(10)	(9)	(8)	(8)	(10)
Discount / (premium) amortization	(9)	(289)	(451)	(257)	(564)	(276)	(416)	68	(174)
Net mark-to-market adjustment	(11,911)	1,913	14,235	(951)	(2,144)	1,620	(6,318)	6,019	1,741
Ending Balance	$435,382	$448,060	$379,867	$271,243	$223,302	$218,856	$187,228	$138,029	$127,687

Commercial Loans
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102	$41,794	$56,604	$54,479
Acquisitions	-	-	-	-	-	4,248	14,219	-	6,732
Sales	-	-	-	(8,408)	-	-	(17)	(11,192)	-
Principal payments	38	(4,024)	(4,574)	(10,049)	(4,583)	(506)	158	(3,769)	(5,267)
Discount / (premium) amortization	21	26	22	27	93	(152)	(69)	(99)	(30)
Credit provision	(2,348)	-	-	-	(35)	-	-	-	185
Net mark-to-market adjustment	-	-	-	(14)	-	-	17	250	505
Ending Balance	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102	$41,794	$56,604

 APPENDIX

Table 10: Portfolio Activity (in thousands)

Commercial IGS
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$119,613	$134,639	$131,034	$184,400	$185,032	$222,783	$217,848	$206,590	$220,357
Acquisitions	2,964	8,999	(3)	-	2,177	29,684	17,179	7,845	3,500
Upgrades / downgrades	3,501	-	-	-	3,966	-	-	-	2,192
Sales	(6,464)	(24,007)	-	(51,501)	-	(56,292)	(4,000)	-	(8,790)
Principal payments	(938)	(737)	(883)	(998)	(5,006)	(8,560)	(4,174)	(594)	(5,298)
Discount / (premium) amortization	67	51	(14)	(90)	(159)	(145)	(269)	(281)	(244)
Net mark-to-market adjustment	(2,249)	668	4,505	(777)	(1,610)	(2,438)	(3,801)	4,288	(5,127)
Ending Balance	$116,494	$119,613	$134,639	$131,034	$184,400	$185,032	$222,783	$217,848	$206,590

CDO CES
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$21,964	$22,259	$14,718	$14,742	$11,738	$12,463	$2,765	$2,784	$3,052
Acquisitions	(149)	-	7,714	(87)	3,000	(97)	9,970	(119)	(71)
Upgrades / downgrades	(5,000)	-	-	-	-	-	-	-	430
Sales	-	-	(722)	-	-	-	-	-	-
Principal payments	-	(769)	(29)	(1,017)	(44)	-	42	-	35
Discount / (premium) amortization	-	-	-	-	-	-	36	-	48
Net mark-to-market adjustment	(663)	474	578	1,080	48	(628)	(350)	100	(710)
Ending Balance	$16,152	$21,964	$22,259	$14,718	$14,742	$11,738	$12,463	$2,765	$2,784

CDO IGS
	Q1: 2007	Q4: 2006	Q3: 2006	Q2: 2006	Q1: 2006	Q4: 2005	Q3: 2005	Q2: 2005	Q1: 2005
Beginning balance	$224,349	$184,942	$177,063	$163,539	$150,647	$146,344	$148,684	$133,123	$110,032
Acquisitions	35,496	45,388	7,000	13,000	13,500	5,900	9,553	15,485	23,913
Upgrades / downgrades	5,000	-	-	-	-	-	-	-	(430)
Sales	-	(5,350)	-	-	-	-	-	-	-
Principal payments	(376)	(338)	(235)	(257)	(468)	(335)	(11,240)	(237)	(227)
Discount / (premium) amortization	(3)	9	5	7	8	7	10	18	(41)
Net mark-to-market adjustment	(10,159)	(302)	1,109	774	(148)	(1,269)	(663)	295	(124)
Ending Balance	$254,307	$224,349	$184,942	$177,063	$163,539	$150,647	$146,344	$148,684	$133,123

 APPENDIX

Table 11A: Managed Residential Loans Credit Performance (in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (1)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/(Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed	Q1: 2005	175,450,637	390,825	65,116	455,941	0.26%	217,894	0.12%	1,377	0	1,377	<0.01%
Resi Portfolio	Q2: 2005	192,291,401	427,139	139,847	566,986	0.29%	230,538	0.12%	740	196	544	<0.01%
	Q3: 2005	192,368,457	404,891	133,080	537,971	0.28%	268,341	0.14%	1,812	220	1,592	<0.01%
	Q4: 2005	190,570,193	377,266	139,129	516,395	0.27%	349,068	0.18%	1,175	0	1,175	<0.01%
	2005	190,570,193	377,266	139,129	516,395	0.27%	349,068	0.18%	5,104	416	4,688	<0.01%
	Q1: 2006	198,252,684	396,153	126,376	522,529	0.26%	467,352	0.24%	3,002	0	3,002	<0.01%
	Q2: 2006	227,928,505	445,028	126,264	571,292	0.25%	441,430	0.19%	1,464	0	1,464	<0.01%
	Q3: 2006	235,127,925	403,723	215,285	619,008	0.26%	658,262	0.28%	2,748	155	2,593	<0.01%
	Q4: 2006	219,178,838	392,365	302,072	694,437	0.32%	850,761	0.39%	5,058	196	4,862	<0.01%
	2006	$219,178,838	$392,365	$302,072	$694,437	0.32%	$850,761	0.39%	$12,272	$351	$11,921	<0.01%
	Q1: 2007	$245,080,031	$412,717	$272,613	$685,330	0.28%	$1,086,341	0.44%	$5,776	$325	$5,451	<0.01%

Residential Real	Q1: 2005	21,579,671	24,827	0	24,827	0.12%	16,066	0.07%	154	0	154	<0.01%
Estate Loans	Q2: 2005	19,443,387	22,959	0	22,959	0.12%	16,514	0.08%	(34)	0	(34)	<0.01%
	Q3: 2005	16,386,833	22,029	0	22,029	0.13%	22,956	0.14%	90	0	90	0.00%
	Q4: 2005	13,719,242	22,656	0	22,656	0.17%	37,335	0.27%	251	0	251	<0.01%
	2005	13,719,242	22,656	0	22,656	0.17%	37,335	0.27%	461	0	461	<0.01%
	Q1: 2006	11,846,454	22,372	0	22,372	0.19%	48,677	0.41%	425	0	425	<0.01%
	Q2: 2006	10,318,641	19,450	0	19,450	0.19%	47,162	0.46%	423	0	423	<0.01%
	Q3: 2006	9,718,985	19,326	0	19,326	0.20%	61,447	0.63%	589	-	589	0.02%
	Q4: 2006	9,212,002	20,119	0	20,119	0.22%	74,236	0.79%	711	-	711	0.02%
	2006	9,212,002	20,119	0	20,119	0.22%	74,236	0.79%	2,148	-	2,148	0.03%
	Q1: 2007	$8,582,964	$19,954	$0	$19,954	0.23%	$79,290	0.92%	$1,646	$0	$1,646	0.08%

Residential CES	Q1: 2005	153,870,966	365,998	65,116	431,114	0.28%	201,828	0.13%	1,223	0	1,223	<0.01%
	Q2: 2005	172,848,014	404,180	139,847	544,027	0.31%	214,024	0.12%	774	196	578	<0.01%
	Q3: 2005	175,981,624	382,862	133,080	515,942	0.29%	245,385	0.14%	1,722	220	1,502	<0.01%
	Q4: 2005	176,850,951	354,610	139,129	493,739	0.28%	311,733	0.18%	924	0	924	<0.01%
	2005	176,850,951	354,610	139,129	493,739	0.28%	311,733	0.18%	4,643	416	4,227	<0.01%
	Q1: 2006	186,406,230	373,781	126,376	500,157	0.27%	418,675	0.22%	2,577	0	2,577	<0.01%
	Q2: 2006	217,609,864	425,578	126,264	551,842	0.25%	394,268	0.18%	1,041	0	1,041	<0.01%
	Q3: 2006	225,408,940	384,397	215,285	599,682	0.27%	596,815	0.26%	2,159	155	2,004	<0.01%
	Q4: 2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	4,347	196	4,151	<0.01%
	2006	209,966,836	372,246	302,072	674,318	0.32%	777,675	0.37%	10,124	351	9,773	<0.01%
	Q1: 2007	$236,497,067	$392,763	$272,613	$665,376	0.28%	$1,007,051	0.43%	$4,130	$325	$3,805	<0.01%

(1)The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loans. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on our residential CES.

 APPENDIX

Table 11B: Managed Residential Loans Credit Performance (in thousands)

		Managed Loans (1)	Internally-Designated Credit Reserve	Total Credit Reserve as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Redwood's Share of losses	Total Credit Losses As % of Loans (Annualized)

Total Managed	Q1: 2005	$117,121,507	$390,475	0.33%	$185,027	0.16%	$1,377	0.00%
Resi Portfolio	Q2: 2005	130,690,357	426,834	0.33%	194,431	0.15%	544	0.00%
	Q3: 2005	125,971,360	404,191	0.32%	230,263	0.18%	1,592	0.00%
	Q4: 2005	129,833,862	377,259	0.29%	318,112	0.25%	1,175	0.00%
	2005	129,833,862	377,259	0.29%	318,112	0.25%	4,688	0.00%
	Q1: 2006	150,039,853	433,658	0.29%	432,120	0.29%	3,002	0.00%
	Q2: 2006	159,800,662	444,323	0.28%	402,617	0.25%	1,464	0.00%
	Q3: 2006	141,357,008	402,655	0.28%	463,911	0.33%	2,593	0.00%
	Q4: 2006	134,696,897	392,366	0.29%	549,860	0.41%	4,862	0.00%
	2006	134,696,897	392,366	0.29%	549,860	0.41%	11,921	0.01%
	Q1: 2007	$114,624,260	$412,717	0.36%	$682,892	0.60%	$5,451	0.02%

Residential Alt A CES	Q1: 2005	$11,612,670	$51,791	0.45%	$26,578	0.23%	$5	0.00%
	Q2: 2005	15,865,802	67,319	0.42%	28,293	0.18%	225	0.01%
	Q3: 2005	14,615,816	58,323	0.40%	34,698	0.24%	271	0.01%
	Q4: 2005	15,778,989	58,241	0.37%	58,614	0.37%	53	0.00%
	2005	15,778,989	58,241	0.37%	58,614	0.37%	554	0.00%
	Q1: 2006	15,660,444	68,077	0.43%	86,641	0.55%	174	0.00%
	Q2: 2006	19,960,837	115,170	0.58%	106,953	0.54%	225	0.00%
	Q3: 2006	19,200,967	107,140	0.56%	132,968	0.69%	178	0.00%
	Q4: 2006	18,127,353	115,315	0.64%	187,465	1.03%	1,311	0.03%
	2006	18,127,353	115,315	0.64%	187,465	1.03%	1,887	0.01%
	Q1: 2007	$18,577,577	$128,772	0.69%	$278,021	1.50%	$1,331	0.03%

Residential Prime CES	Q1: 2005	$83,929,166	$313,857	0.37%	$142,383	0.17%	$1,218	0.01%
	Q2: 2005	95,381,168	336,556	0.35%	149,624	0.16%	353	0.00%
	Q3: 2005	94,968,711	323,839	0.34%	172,609	0.18%	1,231	0.01%
	Q4: 2005	100,335,631	296,362	0.30%	222,162	0.22%	871	0.00%
	2005	100,335,631	296,362	0.30%	222,162	0.22%	3,673	0.00%
	Q1: 2006	122,532,955	343,209	0.28%	296,802	0.24%	2,403	0.01%
	Q2: 2006	129,521,184	309,703	0.24%	248,502	0.19%	816	0.00%
	Q3: 2006	112,437,056	276,189	0.25%	269,496	0.24%	1,826	0.01%
	Q4: 2006	107,357,542	256,932	0.24%	288,159	0.27%	2,840	0.01%
	2006	107,357,542	256,932	0.24%	288,159	0.27%	7,886	0.01%
	Q1: 2007	$87,463,719	$263,991	0.30%	$325,581	0.37%	$2,474	0.01%

Residential Real	Q1: 2005	$21,579,671	$24,827	0.12%	$16,066	0.07%	$154	<0.01%
Estate Loans	Q2: 2005	19,443,387	22,959	0.12%	16,514	0.08%	(34)	0.00%
	Q3: 2005	16,386,833	22,029	0.13%	22,956	0.14%	90	<0.01%
	Q4: 2005	13,719,242	22,656	0.17%	37,335	0.27%	251	<0.01%
	2005	13,719,242	22,656	0.17%	37,335	0.27%	461	<0.01%
	Q1: 2006	11,846,454	22,372	0.19%	48,677	0.41%	425	<0.01%
	Q2: 2006	10,318,641	19,450	0.19%	47,162	0.46%	423	0.02%
	Q3: 2006	9,718,985	19,326	0.20%	61,447	0.63%	589	0.02%
	Q4: 2006	9,212,002	20,119	0.22%	74,236	0.81%	711	0.03%
	2006	9,212,002	20,119	0.22%	74,236	0.81%	2,148	0.02%
	Q1: 2007	$8,582,964	$19,954	0.23%	$79,290	0.92%	$1,646	0.08%

(1) The credit reserve on residential real estate loans is only available to absorb losses on our residential real estate loan portfolio. The managed loans amout for residential CES prime and alt-a portfolios represents the loan balances for the securities were Redwood is first in line to absorb losses. The internally designated credit reserve is established to protect Redwood against losses suffered from these underlying loan balances.

 APPENDIX

Table 12A: Residential CES Prime and Underlying Loan Characteristics (all $ in thousands)

Residential Prime CES	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Principal value	$899,856	$871,984	$900,358	$925,212	$849,556	$858,999	$885,264	$908,780	$826,789
Unamortized premium	(115,563)	(117,016)	(113,398)	(105,707)	(52,906)	(105,078)	(76,264)	(80,172)	(74,657)
Credit protection	(263,991)	(256,932)	(276,189)	(309,703)	(343,209)	(296,362)	(323,839)	(336,556)	(313,857)
Unrealized market value	50,847	57,333	57,459	51,733	43,276	55,293	74,925	93,954	79,710
Market value (book value)	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852	$560,086	$586,006	$517,985
Market value / principal value	$63.47	$63.69	$63.11	$60.69	$58.47	$59.70	$63.27	$64.48	$62.65

Current Rating
BB	$315,865	$307,713	$314,279	$286,321	$255,488	$271,389	$270,770	$259,922	$233,505
B	131,224	118,836	119,458	133,410	108,574	107,091	156,951	194,911	167,554
Non Rated	124,060	128,820	134,493	141,804	132,655	134,372	132,365	131,173	116,926
Total market value	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852	$560,087	$586,006	$517,985

Security Type
Option ARM	$235,959	$226,014	$227,349	$202,377	$188,202	$197,411	$178,816	$156,537	$136,237
ARM	48,424	48,610	53,596	72,806	65,937	76,658	93,613	94,983	77,557
Hybrid	226,520	221,094	227,093	223,716	183,392	174,886	216,545	254,741	226,543
Fixed	60,246	59,651	60,193	62,636	59,185	63,896	71,112	79,745	77,648
Total market value	$571,149	$555,369	$568,230	$561,535	$496,717	$512,852	$560,087	$586,006	$517,985

Interest income	$14,443	$13,776	$16,745	$14,629	$11,619	$10,535	$11,143	$9,845	$8,967
Discount amortization	15,644	14,084	13,987	10,205	10,957	9,523	10,311	7,051	7,603
Total interest income	$30,087	$27,860	$30,732	$24,834	$22,576	$20,058	$21,454	$16,896	$16,570

Avg Balance	$511,659	$491,576	$497,983	$466,605	$424,723	$439,171	$489,342	$447,454	$412,098

Interest income %	11.29%	11.21%	13.45%	12.54%	10.94%	9.60%	9.11%	8.80%	8.70%
Discount amort %	12.23%	11.46%	11.23%	8.75%	10.32%	8.67%	8.43%	6.30%	7.38%
Yield	23.52%	22.67%	24.69%	21.29%	21.26%	18.27%	17.54%	15.10%	16.08%

Underlying Loan Characteristics
Number of loans	600,406	551,613	569,884	559,587	508,003	464,904	451,718	436,791	368,201
Total Loan Face	$213,261,566	$186,501,498	$197,336,150	$197,813,355	$170,935,424	$161,295,244	$161,719,044	$154,885,307	$142,258,296
Average loan size	$355	$338	$346	$353	$336	$347	$358	$355	$386

Southern CA	24%	25%	25%	25%	26%	24%	23%	23%	23%
Northern CA	21%	22%	22%	22%	24%	21%	20%	20%	20%
Florida	6%	6%	6%	6%	5%	5%	5%	5%	5%
New York	5%	5%	5%	5%	5%	5%	5%	5%	5%
Georgia	2%	2%	2%	2%	2%	2%	2%	2%	2%
New Jersey	3%	3%	4%	4%	3%	4%	4%	4%	4%
Texas	3%	3%	3%	3%	3%	3%	3%	3%	3%
Arizona	2%	2%	2%	2%	2%	2%	2%	2%	2%
Illinois	3%	3%	3%	3%	3%	3%	3%	3%	3%
Colorado	2%	2%	2%	2%	2%	2%	3%	3%	3%
Virginia	4%	4%	4%	4%	4%	4%	4%	4%	4%
Other states	25%	23%	22%	22%	21%	25%	26%	26%	26%

 APPENDIX

Table 12A: Residential CES Prime and Underlying Loan Characteristics (all $ in thousands)
	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Year 2007 origination	2%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2006 origination	20%	11%	14%	11%	1%	0%	0%	0%	0%
Year 2005 origination	28%	28%	27%	29%	32%	23%	16%	7%	1%
Year 2004 origination and earlier	50%	61%	59%	60%	67%	77%	84%	93%	99%

Wtd Avg Original LTV	68%	68%	68%	68%	68%	67%	67%	67%	68%
Original LTV: 0 - 50	13%	14%	13%	13%	14%	14%	14%	14%	13%
Original LTV: 50.01 - 60	12%	12%	12%	12%	12%	13%	13%	12%	12%
Original LTV: 60.01 - 70	22%	22%	22%	22%	22%	23%	23%	23%	23%
Original LTV: 70.01 - 80	50%	49%	50%	50%	49%	47%	47%	48%	49%
Original LTV: 80.01 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90.01 - 100	1%	1%	1%	1%	1%	1%	1%	1%	1%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg FICO	737	735	734	734	734	729	729	727	731
FICO: <= 600	1%	1%	1%	1%	1%	0%	0%	0%	0%
FICO: 601 - 620	1%	1%	1%	1%	1%	1%	0%	0%	0%
FICO: 621 - 640	2%	2%	2%	2%	2%	2%	2%	2%	2%
FICO: 641 - 660	3%	3%	3%	3%	3%	4%	4%	4%	4%
FICO: 661 - 680	6%	6%	7%	6%	6%	7%	7%	7%	7%
FICO: 681 - 700	10%	10%	10%	10%	11%	11%	11%	11%	11%
FICO: 701 - 720	12%	12%	13%	13%	12%	12%	13%	13%	13%
FICO: 721 - 740	14%	13%	13%	13%	13%	14%	14%	14%	14%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	16%
FICO: 761 - 780	18%	18%	17%	17%	17%	17%	18%	18%	18%
FICO: 781 - 800	14%	14%	13%	13%	13%	13%	12%	12%	12%
FICO: >= 801	4%	4%	4%	4%	4%	3%	3%	3%	2%
Unknown	0%	1%	1%	2%	2%	1%	1%	1%	1%

Conforming at Origination %	31%	34%	34%	33%	35%	25%	23%	23%	21%
> $1 MM %	9%	8%	9%	9%	7%	7%	6%	6%	6%

2nd Home %	7%	6%	6%	6%	6%	6%	6%	5%	5%
Investment Home %	2%	2%	2%	2%	2%	2%	2%	2%	2%

Purchase	42%	39%	39%	39%	38%	36%	36%	35%	35%
Cash Out Refi	27%	27%	29%	30%	28%	27%	26%	25%	25%
Rate-Term Refi	30%	33%	31%	31%	33%	36%	37%	39%	39%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	1%	1%	1%	0%	1%	1%	1%	1%	1%

Full Doc	45%	46%	44%	44%	47%	47%	53%	52%	54%
No Doc	6%	7%	6%	5%	5%	4%	5%	5%	5%
Other Doc (Lim, Red, Stated, etc)	49%	47%	50%	51%	48%	49%	42%	43%	41%

2-4 Family	2%	2%	2%	2%	2%	2%	2%	2%	2%
Condo	9%	8%	8%	8%	8%	4%	3%	3%	3%
Single Family	88%	89%	89%	89%	89%	55%	56%	53%	52%
Other	1%	1%	1%	1%	1%	39%	39%	42%	43%

 APPENDIX

Table 12B: Residential CES Alt A and Underlying Loan Characteristics (all $ in thousands)
Residential CES Alt A	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Principal value	$348,371	$298,780	$272,957	$243,391	$184,513	$154,794	$144,521	$170,543	$126,137
Unamortized premium	(41,680)	(26,440)	(26,849)	(11,700)	(17,960)	(16,752)	(8,520)	(10,849)	(8,956)
Credit protection	(128,772)	(115,315)	(107,140)	(115,170)	(68,077)	(58,241)	(58,323)	(67,319)	(51,791)
Unrealized market value	(5,932)	(166)	52	(879)	246	(99)	5,942	5,427	4,386
Market value (book value)	$171,987	$156,859	$139,020	$115,642	$98,722	$79,702	$83,620	$97,802	$69,776
Market value / principal value	$49.37	$52.50	$50.93	$47.51	$53.50	$51.49	$57.86	$57.35	$55.32

Current Rating
BB	$100,895	$94,239	$85,874	$62,063	$63,244	$51,175	$55,065	$50,983	$35,752
B	30,989	22,861	19,722	22,122	13,377	7,969	8,451	27,370	20,756
Non Rated	40,103	39,759	33,424	31,457	22,101	20,558	20,104	19,449	13,268
Total market value	$171,987	$156,859	$139,020	$115,642	$98,722	$79,702	$83,620	$97,802	$69,775

Security Type
Option ARM	$158,116	$133,411	$117,908	$92,209	$76,868	$60,635	$59,978	$53,459	$34,575
ARM	837	990	4,483	7,318	6,457	2,671	6,823	23,549	19,191
Hybrid	10,701	21,835	16,012	15,589	14,867	15,741	16,000	18,871	13,654
Fixed	2,333	623	616	526	529	654	819	1,922	2,355
Total market value	$171,987	$156,859	$139,019	$115,642	$98,721	$79,701	$83,620	$97,801	$69,775

Interest income	$4,143	$4,312	$1,872	$1,746	$2,235	$1,926	$1,732	$1,508	$1,630
Discount amortization	3,197	3,307	1,915	1,479	1,434	575	455	373	649
Total interest income	$7,340	$7,619	$3,787	$3,225	$3,669	$2,501	$2,187	$1,881	$2,279

Avg Balance	$151,740	$154,988	$135,489	$106,648	$92,239	$70,315	$78,347	$84,002	$61,484

Interest income %	10.92%	11.13%	5.53%	6.55%	9.69%	10.96%	8.84%	7.18%	10.60%
Discount amort %	8.43%	8.53%	5.65%	5.55%	6.22%	3.27%	2.32%	1.78%	4.22%
Yield	19.35%	19.66%	11.18%	12.10%	15.91%	14.23%	11.17%	8.96%	14.83%

Underlying Loan Characteristics
Number of loans	58,960	54,599	67,132	60,471	50,168	49,596	46,682	58,163	38,421
Total Loan Face	$19,620,740	$18,026,078	$22,126,922	$19,796,509	$15,470,805	$15,555,706	$14,262,580	$17,962,707	$11,612,670
Average loan size	$333	$330	$330	$327	$308	$314	$306	$309	$302

Southern CA	31%	32%	31%	34%	35%	35%	35%	36%	33%
Northern CA	21%	22%	22%	23%	24%	22%	21%	21%	19%
Florida	10%	10%	9%	9%	8%	8%	7%	7%	8%
New York	2%	2%	2%	1%	1%	1%	1%	1%	1%
Georgia	1%	1%	1%	1%	1%	1%	1%	1%	1%
New Jersey	3%	3%	3%	2%	2%	2%	3%	2%	2%
Texas	1%	1%	1%	1%	1%	1%	1%	1%	1%
Arizona	4%	4%	4%	3%	3%	2%	2%	2%	2%
Illinois	1%	1%	1%	1%	1%	2%	2%	2%	2%
Colorado	3%	3%	3%	3%	3%	3%	4%	3%	4%
Virginia	3%	3%	3%	3%	2%	2%	2%	2%	2%
Other states	20%	18%	20%	19%	19%	21%	21%	22%	25%

 APPENDIX

Table 12B: Residential CES Alt A and Underlying Loan Characteristics (all $ in thousands)
	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Year 2007 origination	4%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2006 origination	25%	21%	19%	9%	1%	0%	0%	0%	0%
Year 2005 origination	39%	38%	41%	45%	39%	35%	21%	19%	0%
Year 2004 origination and earlier	32%	41%	40%	46%	60%	65%	79%	81%	100%

Wtd Avg Original LTV	75%	75%	75%	75%	74%	75%	75%	74%	74%
Original LTV: 0 - 50	4%	4%	4%	4%	5%	4%	5%	5%	5%
Original LTV: 50.01 - 60	6%	6%	6%	6%	7%	6%	6%	7%	7%
Original LTV: 60.01 - 70	15%	16%	16%	16%	16%	15%	16%	16%	17%
Original LTV: 70.01 - 80	61%	61%	58%	59%	59%	62%	60%	62%	64%
Original LTV: 80.01 - 90	10%	9%	11%	10%	9%	8%	8%	7%	4%
Original LTV: 90.01 - 100	4%	4%	5%	5%	4%	5%	5%	3%	3%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg FICO	708	708	708	708	710	706	708	707	706
FICO: <= 600	2%	1%	3%	2%	2%	0%	0%	0%	0%
FICO: 601 - 620	1%	1%	1%	1%	1%	1%	0%	0%	0%
FICO: 621 - 640	5%	5%	5%	5%	5%	5%	5%	5%	5%
FICO: 641 - 660	9%	8%	8%	8%	8%	8%	8%	8%	7%
FICO: 661 - 680	14%	14%	13%	13%	12%	13%	12%	12%	12%
FICO: 681 - 700	15%	15%	15%	15%	13%	15%	15%	15%	15%
FICO: 701 - 720	13%	13%	13%	13%	12%	14%	15%	15%	15%
FICO: 721 - 740	11%	11%	11%	11%	11%	12%	13%	13%	13%
FICO: 741 - 760	9%	10%	10%	10%	9%	11%	11%	11%	12%
FICO: 761 - 780	8%	8%	8%	8%	8%	9%	10%	10%	10%
FICO: 781 - 800	5%	5%	5%	5%	5%	5%	5%	5%	5%
FICO: >= 801	1%	1%	1%	1%	1%	1%	1%	1%	1%
Unknown	7%	8%	7%	8%	13%	6%	5%	5%	5%

Conforming at Origination %	49%	52%	53%	53%	56%	46%	49%	48%	50%
> $1 MM %	10%	9%	8%	7%	7%	6%	6%	6%	7%

2nd Home %	6%	6%	5%	5%	5%	5%	5%	5%	6%
Investment Home %	11%	12%	11%	11%	11%	11%	10%	10%	11%

Purchase	37%	41%	42%	40%	41%	45%	47%	48%	53%
Cash Out Refi	41%	39%	38%	40%	38%	37%	34%	34%	30%
Rate-Term Refi	22%	19%	21%	20%	21%	18%	19%	18%	17%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	0%	0%	0%	0%	0%	0%	0%	0%	0%

Full Doc	18%	23%	24%	22%	22%	19%	19%	19%	16%
No Doc	1%	1%	1%	1%	1%	0%	0%	0%	1%
Other Doc (Lim, Red, Stated, etc)	71%	67%	64%	67%	62%	81%	81%	81%	83%
Unknown/Not Categorized	10%	9%	11%	10%	15%	0%	0%	0%	0%

2-4 Family	4%	4%	4%	4%	4%	4%	3%	3%	4%
Condo	11%	11%	11%	11%	11%	1%	1%	1%	0%
Single Family	85%	85%	85%	85%	85%	6%	6%	4%	0%
Other	0%	0%	0%	0%	0%	89%	90%	92%	96%

 APPENDIX

Table 12C: Residential CES Subprime and Underlying Loan Characteristics (all $ in thousands)
Residential CES Subprime	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Principal value	$11,219	9,841	9,841	$0	$0	$0	$0	$0	$0
Unamortized premium	(1,426)	(1,387)	(1,407)	-	-	-	-	-	-
Credit protection	0	0	0	-	-	-	-	-	-
Unrealized market value	(652)	849	(15)	-	-	-	-	-	-
Market value (book value)	$9,141	9,303	8,419	$0	$0	$0	$0	$0	$0
Market value / principal value	$81.48	$94.53	$85.55	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Current Rating
BB	$9,141	$6,678	$5,919	$0	$0	$0	$0	$0	$0
B	-	-	-	-	-	-	-	-	-
Non Rated	-	2,625	2,500	-	-	-	-	-	-
Total market value	$9,141	$9,303	$8,419	$0	$0	$0	$0	$0	$0

Security Type
Option ARM	$0	$0	$0	$0	$0	$0	$0	$0	$0
ARM	-	-	-	-	-	-	-	-	-
Hybrid	1,013	4,127	4,064	-	-	-	-	-	-
Fixed	8,128	5,176	4,355	-	-	-	-	-	-
Total market value	$9,141	$9,303	$8,419	$0	$0	$0	$0	$0	$0

Interest income	$186	$151	$51	$0	$0	$0	$0	$0	$0
Discount amortization	51	22	15	-	-	-	-	-	-
Total interest income	$237	$173	$66	$0	$0	$0	$0	$0	$0

Avg Balance	$9,715	$8,344	$8,223	$0	$0	$0	$0	$0	$0

Interest income %	7.66%	7.24%	2.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Discount amort %	2.10%	1.05%	0.73%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Yield	9.76%	8.29%	3.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Underlying Loan Characteristics
Number of loans	25,001	31,873	34,841	-	-	-	-	-	-
Total Loan Face	$3,614,761	$5,439,260	$5,945,868	$0	$0	$0	$0	$0	$0
Average loan size	$145	$171	$171	$0	$0	$0	$0	$0	$0

Southern CA	18%	19%	19%	0%	0%	0%	0%	0%	0%
Northern CA	13%	14%	14%	0%	0%	0%	0%	0%	0%
Florida	12%	12%	12%	0%	0%	0%	0%	0%	0%
New York	4%	4%	4%	0%	0%	0%	0%	0%	0%
Georgia	1%	1%	1%	0%	0%	0%	0%	0%	0%
New Jersey	4%	4%	4%	0%	0%	0%	0%	0%	0%
Texas	4%	4%	4%	0%	0%	0%	0%	0%	0%
Arizona	5%	4%	4%	0%	0%	0%	0%	0%	0%
Illinois	6%	6%	6%	0%	0%	0%	0%	0%	0%
Colorado	2%	2%	2%	0%	0%	0%	0%	0%	0%
Virginia	2%	2%	2%	0%	0%	0%	0%	0%	0%
Other states	29%	28%	28%	0%	0%	0%	0%	0%	0%

 APPENDIX

Table 12C: Residential CES Subprime and Underlying Loan Characteristics (all $ in thousands)
	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Year 2007 origination	2%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2006 origination	98%	100%	100%	0%	0%	0%	0%	0%	0%
Year 2005 origination	0%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2004 origination and earlier	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg Original LTV	75%	73%	73%	0%	0%	0%	0%	0%	0%
Original LTV: 0 - 50	13%	14%	14%	0%	0%	0%	0%	0%	0%
Original LTV: 50.01 - 60	2%	3%	3%	0%	0%	0%	0%	0%	0%
Original LTV: 60.01 - 70	6%	6%	6%	0%	0%	0%	0%	0%	0%
Original LTV: 70.01 - 80	43%	47%	47%	0%	0%	0%	0%	0%	0%
Original LTV: 80.01 - 90	22%	23%	23%	0%	0%	0%	0%	0%	0%
Original LTV: 90.01 - 100	14%	7%	7%	0%	0%	0%	0%	0%	0%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Wtd Avg FICO	642	636	636	-	-	-	-	-	-
FICO: <= 600	25%	25%	25%	0%	0%	0%	0%	0%	0%
FICO: 601 - 620	12%	13%	13%	0%	0%	0%	0%	0%	0%
FICO: 621 - 640	16%	17%	17%	0%	0%	0%	0%	0%	0%
FICO: 641 - 660	12%	13%	13%	0%	0%	0%	0%	0%	0%
FICO: 661 - 680	10%	10%	10%	0%	0%	0%	0%	0%	0%
FICO: 681 - 700	9%	8%	8%	0%	0%	0%	0%	0%	0%
FICO: 701 - 720	6%	5%	5%	0%	0%	0%	0%	0%	0%
FICO: 721 - 740	4%	4%	4%	0%	0%	0%	0%	0%	0%
FICO: 741 - 760	3%	2%	2%	0%	0%	0%	0%	0%	0%
FICO: 761 - 780	2%	2%	2%	0%	0%	0%	0%	0%	0%
FICO: 781 - 800	1%	1%	1%	0%	0%	0%	0%	0%	0%
FICO: >= 801	0%	0%	0%	0%	0%	0%	0%	0%	0%
Unknown	0%	0%	0%	0%	0%	0%	0%	0%	0%

Conforming at Origination %	77%	75%	75%	0%	0%	0%	0%	0%	0%
> $1 MM %	0%	0%	0%	0%	0%	0%	0%	0%	0%

2nd Home %	2%	1%	1%	0%	0%	0%	0%	0%	0%
Investment Home %	9%	8%	8%	0%	0%	0%	0%	0%	0%

Purchase	52%	50%	50%	0%	0%	0%	0%	0%	0%
Cash Out Refi	44%	47%	47%	0%	0%	0%	0%	0%	0%
Rate-Term Refi	4%	3%	3%	0%	0%	0%	0%	0%	0%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	0%	0%	0%	0%	0%	0%	0%	0%	0%

Full Doc	49%	53%	53%	0%	0%	0%	0%	0%	0%
No Doc	1%	0%	0%	0%	0%	0%	0%	0%	0%
Other Doc (Lim, Red, Stated, etc)	50%	47%	47%	0%	0%	0%	0%	0%	0%

2-4 Family	7%	7%	7%	0%	0%	0%	0%	0%	0%
Condo	7%	7%	7%	0%	0%	0%	0%	0%	0%
Single Family	86%	86%	86%	0%	0%	0%	0%	0%	0%
Other	0%	0%	0%	0%	0%	0%	0%	0%	0%

 APPENDIX

Table 13 - Other Real Estate Investments and Underlying Characteristics (all $ in thousands)
	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005

Market Value	$50,057	$0	$0	$0	$0	$0	$0	$0	$0

Current Rating
AAA	$2,038	$0	$0	$0	$0	$0	$0	$0	$0
AA	0	0	0	0	0	0	0	0	0
A	18,699	0	0	0	0	0	0	0	0
BBB	5,729	0	0	0	0	0	0	0	0
BB	4,185	0	0	0	0	0	0	0	0
B	0	0	0	0	0	0	0	0	0
Non Rated	19,406	0	0	0	0	0	0	0	0
Total market value	$50,057	$0	$0	$0	$0	$0	$0	$0	$0

Security Type
ARM	$422	$0	$0	$0	$0	$0	$0	$0	$0
Option ARM	3,198	0	0	0	0	0	0	0	0
Hybrid	43,969	0	0	0	0	0	0	0	0
Fixed	2,468	0	0	0	0	0	0	0	0
Total market value	$50,057	$0	$0	$0	$0	$0	$0	$0	$0

Interest income	$2,997	$0	$0	$0	$0	$0	$0	$0	$0
Discount amortization	(532)	0	0	0	0	0	0	0	0
Total interest income	$2,465	$0	$0	$0	$0	$0	$0	$0	$0

Avg Balance	$37,169	$0	$0	$0	$0	$0	$0	$0	$0

Interest income %	32.25%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Discount amort %	-5.73%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Yield	26.53%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

 APPENDIX

Table 14: Residential Real Estate Loan Characteristics (all $ in thousands)

	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005
Residential Loans	$8,582,964	$9,212,002	$9,718,985	$10,318,641	$11,846,454	$13,719,242	$16,386,833	$19,443,387	$21,579,671
Number of loans	25,579	27,695	31,744	34,013	37,458	33,863	51,593	58,941	62,060
Average loan size	$336	$333	$306	$303	$316	$405	$318	$330	$348

Adjustable %	79%	85%	89%	99%	99%	98%	100%	100%	100%
Hybrid %	20%	15%	11%	1%	1%	2%	0%	0%	0%
Fixed %	1%	0%	0%	0%	0%	0%	0%	0%	0%

Amortizing %	4%	3%	3%	1%	1%	1%	0%	0%	0%
Interest-only %	96%	97%	97%	99%	99%	99%	100%	100%	100%
Negatively amortizing %	0%	0%	0%	0%	0%	0%	0%	0%	0%

Southern California	14%	13%	12%	11%	11%	11%	11%	12%	12%
Northern California	10%	10%	10%	10%	10%	12%	11%	12%	12%
Florida	13%	12%	12%	13%	12%	13%	12%	11%	11%
New York	6%	6%	6%	6%	6%	5%	5%	5%	5%
Georgia	5%	5%	5%	5%	5%	5%	5%	5%	5%
New Jersey	4%	4%	4%	4%	4%	4%	4%	4%	4%
Texas	5%	5%	5%	5%	5%	4%	4%	4%	4%
Arizona	4%	4%	4%	4%	4%	4%	4%	4%	4%
Illinois	3%	3%	3%	2%	2%	2%	3%	3%	3%
Colorado	3%	4%	4%	4%	4%	4%	4%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	30%	31%	32%	33%	34%	33%	34%	33%	33%

Year 2007 origination	3%	0%	0%	0%	0%	0%	0%	0%	0%
Year 2006 origination	19%	17%	10%	0%	0%	0%	0%	0%	0%
Year 2005 origination	5%	5%	5%	5%	5%	6%	5%	4%	3%
Year 2004 origination or earlier	73%	78%	85%	95%	95%	94%	95%	96%	97%

Wtd Avg Original LTV	68%	68%	68%	68%	68%	69%	68%	69%	68%
Original LTV: 0 - 50	15%	16%	15%	15%	15%	13%	14%	13%	13%
Original LTV: 50 - 60	12%	12%	12%	12%	12%	11%	11%	11%	11%
Original LTV: 60 - 70	20%	20%	20%	21%	21%	21%	20%	20%	20%
Original LTV: 70 - 80	46%	45%	46%	45%	45%	48%	46%	47%	46%
Original LTV: 80 - 90	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 90 - 100	5%	5%	5%	5%	5%	5%	7%	7%	8%

Wtg Avg FICO	727	733	730	730	730	731	731	731	731
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	2%	1%	1%	1%	2%	1%	1%	1%	1%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	3%	3%	3%
FICO: 661 - 680	7%	8%	8%	8%	8%	8%	8%	8%	8%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	12%	12%	12%
FICO: 701 - 720	14%	14%	14%	14%	14%	15%	14%	14%	14%
FICO: 721 - 740	13%	13%	14%	13%	13%	13%	14%	14%	14%
FICO: 741 - 760	15%	15%	15%	15%	15%	15%	15%	15%	16%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	12%	12%	12%	12%	11%	11%	11%	11%	11%
FICO: >= 801	3%	3%	2%	3%	3%	3%	3%	3%	2%

Conforming balance at origination %	37%	38%	41%	45%	37%	38%	37%	37%	36%
% balance in loans > $1mm per loan	16%	18%	14%	14%	14%	13%	14%	13%	13%

2nd home %	11%	11%	11%	11%	11%	10%	10%	10%	10%
Investment home %	3%	3%	3%	3%	3%	2%	2%	2%	2%

Purchase	35%	34%	34%	33%	33%	33%	33%	33%	34%
Cash out refinance	31%	32%	32%	32%	34%	34%	34%	34%	34%
Rate-term refinance	32%	32%	32%	34%	32%	32%	32%	32%	31%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	2%	2%	2%	1%	1%	1%	1%	1%	1%

 APPENDIX

Table 15: Commercial Real Estate Loans Credit Performance (all $ in thousands)

		Managed Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (1)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan % of Current Balance	Total Credit Losses	Third Parties' Share of Net Charge-offs/ (Recoveries)	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed Commercial Portfolio	Q1: 2005	$27,830,707	$97,127	$557,480	$654,607	2.35%	$15,305	0.05%	$315	$0	$315	0.00%
	Q2: 2005	31,324,563	95,351	681,133	776,484	2.48%	35,971	0.11%	1,213	1,213	-	0.02%
	Q3: 2005	40,081,879	146,671	706,532	853,203	2.13%	20,690	0.05%	59	59	-	0.00%
	Q4: 2005	46,825,453	149,947	714,168	864,115	1.85%	40,916	0.09%	-	-	-	0.00%
	2005	46,825,453	149,947	714,168	864,115	1.85%	40,916	0.09%	1,587	1,272	315	0.00%
	Q1: 2006	48,366,213	175,913	645,675	821,588	1.70%	38,124	0.08%	90	55	35	0.00%
	Q2: 2006	51,635,796	200,275	653,476	853,751	1.65%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,106,355	266,523	678,489	945,012	1.63%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,789,159	303,481	472,669	776,150	1.34%	64,367	0.11%	4,876	4,355	521	0.03%
	Q1: 2007	$57,450,042	$304,955	$551,917	$856,872	1.49%	$77,726	0.14%	$1,471	$1,417	$24	0.01%

Commercial Real Estate Loans	Q1: 2005	$67,365	$8,456	$0	$8,456	12.55%	$0	0.00%	$315	$0	$315	1.87%
	Q2: 2005	51,778	8,141	-	8,141	15.72%	-	0.00%	-	-	-	0.00%
	Q3: 2005	66,348	8,141	-	8,141	12.27%	-	0.00%	-	-	-	0.00%
	Q4: 2005	70,091	8,141	-	8,141	11.61%	-	0.00%	-	-	-	0.00%
	2005	70,091	8,141	-	8,141	11.61%	-	0.00%	315	-	315	0.45%
	Q1: 2006	65,508	8,141	-	8,141	12.43%	-	0.00%	35	-	35	0.21%
	Q2: 2006	46,959	8,141	-	8,141	17.34%	-	0.00%	-	-	-	0.00%
	Q3: 2006	42,384	8,141	-	8,141	19.21%	-	0.00%	-	-	-	0.00%
	Q4: 2006	38,360	8,141	-	8,141	21.22%	-	0.00%	-	-	-	0.00%
	2006	38,360	8,141	-	8,141	21.22%	-	0.00%	35	-	35	0.36%
	Q1: 2007	$38,394	$10,489	$0	$10,489	27.32%	$0	0.00%	$0	$0	$0	0.00%

Commercial CES	Q1: 2005	$27,763,342	$88,671	$557,480	$646,151	2.33%	$15,305	0.06%	$0	$0	$0	0.00%
	Q2: 2005	31,272,785	87,210	681,133	768,343	2.46%	35,971	0.12%	1,213	1,213	-	0.02%
	Q3: 2005	40,015,531	138,530	706,532	845,062	2.11%	20,690	0.05%	59	59	-	0.00%
	Q4: 2005	46,755,362	141,806	714,168	855,974	1.83%	40,916	0.09%	-	-	-	0.00%
	2005	46,755,362	141,806	714,168	855,974	1.83%	40,916	0.09%	1,272	1,272	-	0.00%
	Q1: 2006	48,300,705	167,772	645,675	813,447	1.68%	38,124	0.08%	55	55	-	0.00%
	Q2: 2006	51,588,837	192,134	653,476	845,610	1.64%	44,632	0.09%	1,463	1,463	-	0.01%
	Q3: 2006	58,063,971	258,382	678,489	936,871	1.61%	70,586	0.12%	2,167	1,705	462	0.01%
	Q4: 2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	1,156	1,132	24	0.01%
	2006	57,750,799	295,340	472,669	768,009	1.33%	64,367	0.11%	4,841	4,355	486	0.01%
	Q1: 2007	$57,411,648	$294,466	$551,917	$846,383	1.47%	$77,726	0.14%	$1,471	$1,417	$24	0.01%

(1) The credit reserve on commercial real estate loans is only available to absorb losses on our commercial real estate loan portfolio. Internally-designated credit reserves and external credit enhancement are only available to absorb losses on the commercial CES. Much of the external credit enhancement will share loan losses with Redwood rather than protect Redwood from losses.

 APPENDIX

Table 16: Commercial CES Underlying Loan Characteristics (all $ in thousands)

	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005
Commercial CES Loans	$57,411,648	$57,750,799	$58,063,971	$51,588,837	$48,300,705	$46,755,362	$40,015,531	$31,272,785	$27,763,342
Number of loans	3,968	3,889	4,032	3,456	3,737	3,618	2,866	2,248	2,059
Average face value	$14,469	$14,850	$14,401	$14,927	$12,925	$12,923	$13,962	$13,911	$13,484

State Distribution
CA	17%	17%	18%	18%	17%	17%	16%	18%	17%
NY	13%	13%	11%	12%	12%	13%	13%	14%	16%
TX	8%	8%	5%	6%	6%	6%	7%	7%	7%
VA	4%	4%	2%	2%	2%	2%	3%	1%	1%
FL	6%	6%	5%	5%	5%	5%	5%	4%	4%
Other	52%	52%	59%	57%	58%	57%	56%	56%	55%

Property Type Distribution
Office	35%	37%	30%	36%	32%	37%	39%	40%	40%
Retail	30%	31%	32%	32%	33%	33%	34%	34%	34%
Multi-family	12%	12%	11%	11%	16%	12%	10%	10%	12%
Hospitality	7%	7%	6%	5%	7%	3%	5%	4%	3%
Self-storage	3%	3%	0%	0%	0%	0%	0%	0%	0%
Industrial	3%	3%	1%	1%	2%	2%	1%	2%	2%
Other	10%	7%	20%	15%	10%	13%	11%	10%	9%

Weighted average LTV	68%	69%	69%	69%	68%	68%	68%	67%	68%

Weighted average debt service coverage ratio	1.73	1.60	1.72	1.75	1.99	2.05	1.88	1.79	1.86

 APPENDIX

Table 17: Commercial Real Estate Loan Characteristics (all $ in thousands)

	Q1:2007	Q4:2006	Q3:2006	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005
Commercial mortgage loans, reported value	$25,883	$28,172	$32,170	$36,722	$55,167	$59,692	$56,102	$41,794	$56,604
Number of loans	7	7	8	9	12	13	12	9	12
Average loan size	$3,698	$4,025	$4,021	$4,080	$4,597	$4,592	$4,675	$4,644	$4,717
Seriously delinquent loans	-	-	-	-	-	-	-	-	-
Realized credit losses	-	-	-	-	-	-	-	-	-
California % (based on reported value)	1%	7%	7%	6%	19%	25%	28%	37%	42%

 APPENDIX

Table 18: Securities Portfolios Credit Rating and Collateral Type (in millions)
	CURRENT RATING
At March 31, 2007:
	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,361	$67	$180	$247	$295	$316	$132	$124
Residential alt-a	938	207	92	225	243	101	30	40
Residential sub-prime	480	8	152	173	138	9	-	-
Other real estate investments	50	2	-	19	6	4	-	19
Commercial	551	9	4	24	79	222	89	124
CDO	270	86	27	57	84	13	-	3
Total securities portfolio market value	$3,650	$379	$455	$745	$845	$665	$251	$310

	CURRENT RATING
At December 31, 2006:
	Total	AAA	AA	A	BBB	BB	B	Unrated
Residential prime	$1,278	$14	$181	$243	$285	$307	$119	$129
Residential alt-a	613	136	84	106	130	94	23	40
Residential sub-prime	528	8	127	209	174	7	-	3
Commercial	568	9	2	16	93	224	90	134
CDO	246	66	30	52	76	14	-	8
Total securities portfolio market value	$3,233	$233	$424	$626	$757	$648	$232	$313

 APPENDIX

Table 19: Sequoia ABS Issued
(all $ in thousands)

					Outstanding
		Original		Estimated	Balance
Sequoia	Issue	Issue	Stated	Callable	March 31,
ABS Issued	Date	Amount	Maturity	Date	2007
Sequoia 1	07/29/97	$534,347	2028	Called	$-
Sequoia 2	11/06/97	749,160	2029	Called	-
Sequoia 3	06/26/98	635,288	2028	Called	-
Sequoia 1A	05/04/99	157,266	2028	Called	-
Sequoia 4	03/21/00	377,119	2024	2007	65,457
Sequoia 5	10/29/01	510,047	2026	2007	95,447
Sequoia 6	04/26/02	506,142	2027	2007	104,604
Sequoia 7	05/29/02	572,000	2032	Called	-
Sequoia 8	07/30/02	642,998	2032	Called	-
Sequoia 9	08/28/02	558,266	2032	2007	89,332
Sequoia 10	09/26/02	1,041,600	2027	2008	218,151
Sequoia 11	10/30/02	704,936	2032	2007	117,516
Sequoia 12	12/19/02	1,096,891	2033	Called	-
Sequoia 2003-1	02/27/03	1,012,321	2033	2007	199,260
Sequoia 2003-2	04/29/03	815,080	2022	2007	155,841
Sequoia 2003-3	06/26/03	538,452	2023	2007	101,944
MLCC 2003-C	06/26/03	984,349	2023	2008	212,945
MLCC 2003-D	07/29/03	1,003,591	2028	2008	226,783
Sequoia 2003-4	07/29/03	504,273	2033	2007	171,936
Sequoia 2003-5	08/27/03	840,248	2033	2007	136,923
Sequoia 2003-6	10/29/03	649,999	2033	Called	-
Sequoia 2003-7	11/25/03	811,707	2034	Called	-
Sequoia 2003-8	12/23/03	964,238	2034	2007	201,343
MLCC 2003-E	08/28/03	983,852	2028	2008	223,532
MLCC 2003-F	09/25/03	1,297,913	2028	2007	293,348
MLCC 2003-H	12/22/03	739,196	2029	2008	157,211

 APPENDIX

Table 19: Sequoia ABS Issued
(all $ in thousands)

					Outstanding
		Original		Estimated	Balance
Sequoia	Issue	Issue	Stated	Callable	March 31,
ABS Issued	Date	Amount	Maturity	Date	2007
Sequoia 2004-1	01/28/04	$616,562	2034	2007	$120,444
Sequoia 2004-2	02/25/04	690,548	2034	2007	132,810
Sequoia 2004-3	03/30/04	917,673	2034	2007	164,666
Sequoia 2004-4	04/29/04	808,933	2010	2007	166,300
Sequoia 2004-5	05/27/04	831,540	2012	2008	176,121
Sequoia 2004-6	06/29/04	910,662	2012	2008	205,194
SEMHT 2004-01	06/29/04	317,044	2014	2008	85,244
Sequoia 2004-7	07/29/04	1,032,685	2034	2008	199,197
Sequoia 2004-8	08/27/04	807,699	2034	2008	192,160
Sequoia 2004-9	09/29/04	772,831	2034	2008	217,535
Sequoia 2004-10	10/28/04	673,356	2034	2008	183,412
Sequoia 2004-11	11/23/04	705,746	2034	2008	236,835
Sequoia 2004-12	12/22/04	821,955	2035	2008	221,569
Sequoia 2005-1	01/27/05	409,071	2035	2008	130,387
Sequoia 2005-2	02/24/05	338,481	2035	2008	93,055
Sequoia 2005-3	04/28/05	359,182	2035	2008	114,142
Madrona 2005-A	08/25/05	5,400	2008	2008	5,400
Sequoia 2005-4	09/29/05	324,576	2035	2009	205,212
Sequoia 2006-1	08/30/06	742,507	2046	2011	644,784
Sequoia 2007-1	03/30/07	864,089	2047	2015	864,089
Total Sequoia ABS Issuance		$32,181,819			$7,130,129

 APPENDIX

Table 20: Sequoia IO ABS Issued
(all $ in thousands)

					Outstanding
		Original		Estimated	Balance At
Sequoia ABS	Issue	Issue	Stated	Callable	March 31,
IO's Issued	Date	Amount	Maturity	Date	2007
MLCC 2003-C X-A-2	06/26/03	$12,662	2007	2007	$144
MLCC 2003-D X-A-1	07/29/03	22,371	2007	2007	446
MLCC 2003-E X-A-1	08/28/03	16,550	2007	2007	593
MLCC 2003-F X-A-1	09/25/03	18,666	2007	2007	536
Sequoia 2003-6 X-1	10/29/03	8,220	2007	Called	-
SMFC 2003A AX1	10/31/03	70,568	2007	2007	1,052
Sequoia 2003-7 X-1	11/25/03	10,345	2007	Called	-
Sequoia 2003-8 X-1	12/23/03	12,256	2007	2007	277
Sequoia 2004-1 X-1	01/28/04	7,801	2007	2007	267
Sequoia 2004-2 X-1	02/25/04	8,776	2007	2007	-
SMFC 2004A AX1	02/26/04	10,626	2007	2007	451
MLCC 2003-H X-A-1	12/22/03	10,430	2007	2007	791
Sequoia 2004-4 X-1	05/28/04	9,789	2010	2007	567
Sequoia 2004-5 X-1	05/27/04	3,371	2012	2008	284
Sequoia 2004-6 X-A	06/29/04	10,884	2012	2008	3,504
Sequoia 2004-7 X-A	07/29/04	12,145	2034	2008	4,214
Sequoia 2004-8 X-A	08/27/04	18,270	2034	2008	6,361
Sequoia 2004-9 X-A	09/29/04	16,951	2034	2008	6,486
Sequoia 2004-10 X-A	10/28/04	14,735	2034	2008	5,672
Sequoia 2004-11 X-A-1	11/23/04	12,603	2034	2008	5,387
Sequoia 2004-11 X-A-2	11/23/04	4,697	2034	2008	2,197
Sequoia 2004-12 X-A-1	12/22/04	14,453	2035	2008	5,953
Sequoia 2004-12 X-A-2	12/22/04	5,081	2035	2008	5,081
Sequoia 2005-1 X-A	01/27/05	9,669	2035	2008	4,276
Sequoia 2005-2 X-A	02/24/05	7,484	2035	2008	3,218
Sequoia 2005-3 X-A	04/28/05	8,183	2035	2008	3,994
Total Sequoia Issuance		$357,586			$61,751

 APPENDIX

Table 21: Acacia CDO ABS Issued
(all $ in thousands)

					Principal
		Original		Optional	Outstanding At
	Issue	Issue	Stated	Redemption	March 31,
CDO Issuance	Date	Amount	Maturity	Date	2007
Acacia CDO 1	12/10/02	$285,000	2023	Called	$-
Acacia CDO 2	05/13/03	283,875	2023	Called	-
Acacia CDO 3	11/04/03	284,250	2038	Called	-
Acacia CDO 4	04/08/04	293,400	2039	2007	241,651
Acacia CDO 5	07/14/04	282,125	2039	2007	262,752
Acacia CDO 6	11/09/04	282,000	2040	2007	270,641
Acacia CDO 7	03/10/05	282,000	2045	2008	281,112
Acacia CDO 8	07/14/05	252,000	2045	2008	251,444
Acacia CRE 1	12/14/05	261,750	2045	2010	261,543
Acacia CDO 9	03/09/06	277,800	2046	2009	277,788
Acacia CDO 10	08/02/06	436,500	2046	2009	436,500
Acacia CDO 11	02/15/07	476,660	2047	2010	476,660

Total Acacia CDO Issuance		$3,697,360			$2,760,091

 APPENDIX

Redwood Trust Corporate Information

Executive Officers:

George E. Bull, III
Chairman of the Board and
Chief Executive Officer

Douglas B. Hansen
President

Martin S. Hughes
Chief Financial Officer

Brett D. Nicholas
Vice President

Andrew I. Sirkis
Vice President

Harold F. Zagunis
Vice President

Directors:

George E. Bull, III
Chairman of the Board and
Chief Executive Officer

Douglas B. Hansen
President

Richard D. Baum
Chief Deputy Insurance
Commissioner for the
State of California

Thomas C. Brown
CEO, Urban Bay Properties, Inc.

Mariann Byerwalter
Chairman, JDN Corporate
Advisory, LLC

Greg H. Kubicek
President, The Holt Group, Inc.

Georganne C. Proctor
Executive Vice President and
Chief Financial Officer, TIAA-CREF

Charles J. Toeniskoetter
Chairman, Toeniskoetter & Breeding, Inc.

David L. Tyler
Private Investor

Stock Listing:
The Company's common stock is traded on the
New York Stock Exchange under the symbol **RWT**.

Corporate Office:
One Belvedere Place, Suite 300
Mill Valley, California 94941
Telephone: 415-389-7373

Investor Relations:
IR Hotline: 866-269-4976
Telephone: 415-389-7373
Email: investorrelations@redwoodtrust.com

Transfer Agent:
Computershare
2 North LaSalle Street
Chicago, IL 60602
Telephone: 888-472-1955

For more information about Redwood Trust, please visit our website at: www.redwoodtrust.com